UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.    )

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Franklin Electric Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, Indiana 46714

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

April 30, 2010, at 9:00 a.m., Eastern Time

To the Shareholders of
Franklin Electric Co., Inc.

The Annual Meeting of Shareholders of Franklin Electric Co., Inc. (the “Company”), an Indiana  corporation, will be held at the Hilton Fort Wayne, 1020 South Calhoun Street, Fort Wayne, Indiana on Friday, April 30, 2010, at 9:00 a.m., Eastern Time. The purposes of the meeting are to:

1.	Elect R. Scott Trumbull and Thomas L. Young as directors for terms expiring at the 2013 Annual Meeting of Shareholders;

2.	Approve the Franklin Electric Co., Inc. Management Incentive Plan;
3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

4.	Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 26, 2010, will be entitled to notice of and to vote at the Annual Meeting.

You are urged to vote your proxy whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.

John J. Haines
Vice President, Chief Financial
Officer and Secretary

Bluffton, Indiana
March 16, 2010

FRANKLIN ELECTRIC CO., INC.

400 East Spring Street, Bluffton, Indiana 46714

______________________________

PROXY STATEMENT
______________________________

Annual Meeting of Shareholders to be Held on April 30, 2010

GENERAL INFORMATION

This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the “Company”), 400 East Spring Street, Bluffton, Indiana, 46714 for use at the Annual Meeting of Shareholders to be held on April 30, 2010, or any adjournment or postponement thereof. Shareholders were sent Notice of the Annual Meeting, as well as information regarding how to access this Proxy Statement and the Company’s 2009 Annual Report, including the financial statements contained therein, beginning on or about March 16, 2010.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone, email, or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

NOTICE AND VOTING INSTRUCTIONS

Shareholders will receive a Notice Card with overview information regarding the availability of proxy materials over the internet. Shareholders who wish to receive a paper or email copy of the proxy materials must request one. There is no charge for requesting a copy. Requests can be made at the voting website, via telephone, or via email.

Voting by Internet: Use the internet link and control number provided to you on your Notice Card. You may vote until 11:59 p.m., Eastern Time on April 29, 2010. You will need the control number provided on your Notice Card to access the website.

Voting by Telephone: Call the toll-free telephone number provided on your Notice Card. Telephone voting will be available until 11:59 p.m., Eastern Time on April 29, 2010. Detailed instructions will be provided during the call. The procedures are designed to authenticate votes cast by using the last 4 digits of a shareholder’s social security/taxpayer I.D. number.

Voting by Mail: Request a hardcopy of the proxy materials. Then complete the Proxy Card, date and sign it, and return it in the envelope provided. Shareholders may also vote their shares in person at the Annual Meeting.

Employees who are participants in the Company’s Employee Stock Ownership Plan and/or Directed Investment Salary Plan will receive a notice and instructions by email or other method that cover the shares credited to their plan accounts.

If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted:

•	FOR the election of the nominees for director as set forth in this Proxy Statement;
•	FOR the approval of Franklin Electric Co., Inc. Management Incentive Plan;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and
•	In accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting.

A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. John J. Haines, Vice President, Chief Financial Officer and Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) executing and delivering a subsequently dated proxy by mail, or voting by telephone or through the internet at a later date, or (iii) attending the Annual Meeting and voting in person.

SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

The Board of Directors of the Company fixed the close of business on February 26, 2010, as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 65,000,000 shares of Common Stock, $.10 par value (the “Common Stock”), authorized, of which 23,130,308  shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the persons known by the Company to be the beneficial owners of more than five percent of the Company’s Common Stock as of February 26, 2010, unless otherwise noted. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

Patricia Schaefer 5400 Deer Run Court Muncie, IN 47304	2,000,084(1)	8.65

Select Equity Group, Inc., jointly with George S. Loening (and related entities) 380 Lafayette Street, 6th Floor New York, NY 10003	1,913,967(2)	8.27

Diane D. Humphrey 2279 East 250 North Road Bluffton, IN 46714	1,838,657(3)	7.95

Invesco, Ltd. 301 West Roosevelt Road Wheaton, IL 60187-5053	1,426,219(4)	6.17

Snyder Capital Management, LP 1 Market Plaza Suite 1200 San Francisco, CA 94105-1012	1,260,027(5)	5.45
BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,183,789(6)	5.12

(1) Pursuant to agreements with Ms. Schaefer, the Company has a right of first refusal with respect to 1,708,040 shares owned by Ms. Schaefer.
(2) According to a Schedule 13G jointly filed with the Securities and Exchange Commission (“SEC”), as of December 31, 2009, Select Equity Group, Inc., Select Offshore Advisors, LLC and George S. Loening have sole investment and voting power with respect to all shares.
(3) Pursuant to agreements with Ms. Humphrey, the Company has a right of first refusal with respect to 1,665,307 shares owned by Ms. Humphrey.
(4) According to a Schedule 13G filed with the SEC, as of December 31, 2009, subsidiaries of Invesco, Ltd. have sole investment and voting power with respect to all shares.
(5) According to a Schedule 13G filed with the SEC, as of December 31, 2009, Snyder Capital Management, LP, and Snyder Capital Management, Inc., filing jointly, have shared investment power with respect to 1,260,027 shares and shared voting power with respect to 1,084,177 shares.
(6) According to a Schedule 13G filed with the SEC, as of December 31, 2009, BlackRock Inc., has sole investment and voting power with respect to all shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the “Summary Compensation Table” below, and all executive officers and directors as a group, as of February 26, 2010. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Jerome D. Brady	87,890(1)(2)	*
David T. Brown	0(2)	*
David A. Roberts	19,267(1)(2)	*
David M. Wathen	2,249(2)	*
Howard B. Witt	45,652(1)	*
Thomas L. Young	14,067	*

John J. Haines	20,808 (1)(3)(4)(6)(9)	*
Peter-Christian Maske	131,514(1)(3)(4)(6)(7)	*
Gregg C. Sengstack	279,024(1)(3)(4)(5)(6)(7)	1.21
Robert J. Stone	110,925(1)(3)(4)(6)(7)	*
R. Scott Trumbull	467,053(1)(2)(3)(4)(6)(7)(8)	2.02
Gary D. Ward	46,207(1)(3)(4)(7)	*
All directors and executive officers as a group	1,391,323(1)(2)(3)(4)(5)(6)(7)(8)(9)	6.02
* Less than 1 percent of class
(1) Includes shares issuable pursuant to stock options exercisable within 60 days after February 26, 2010 as follows: Mr. Trumbull, 274,456; Mr. Sengstack, 144,182; Mr. Maske, 38,532; Mr. Brady, 56,000; Mr. Stone, 74,832; Mr. Witt, 36,000; Mr. Roberts, 8,000; Mr. Haines; 7,623; and Mr. Ward, 26,575. All directors and executive officers as a group, 789,504.
(2) Does not include stock units credited to: Mr. Trumbull, 1,930; Mr. Brady, 5,413; Mr. Roberts, 1,162; Mr. Wathen, 14,233; and Mr. Brown, 10,018; pursuant to the terms of the Non-employee Directors’ Deferred Compensation Plan described under “Director Compensation.”
(3) Includes shares held by the ESOP Trustee as of December 31, 2009: Mr. Trumbull, 1,032; Mr. Sengstack, 7,506; Mr. Maske, 1,906; Mr. Haines, 39; Mr. Stone, 5,255; and Mr. Ward, 6,054. All executive officers as a group, 22,010.
(4) Includes shares held by the 401(k) Plan Trustee as of December 31, 2009: Mr. Trumbull, 1,345; Mr. Sengstack, 6,501; Mr. Maske, 552; Mr. Haines, 1,146; Mr. Stone 6,474; and Mr. Ward 369. All executive officers as a group, 18,657.
(5) Includes restricted shares which vest three years after the grant date as follows: Mr. Sengstack, 4,000. All executive officers as a group, 8,000.
(6) Includes restricted shares which vest at the end of four years as follows: Mr. Haines, 4,000; Mr. Maske, 1,500; Mr. Sengstack, 4,000; Mr. Stone, 4,000; and Mr. Trumbull, 12,500. All executive officers as a group, 32,300.
(7) Includes restricted shares which vest four years after the grant date, subject to the attainment of certain performance goals. If these goals are not attained, the shares will be forfeited, as described in this proxy statement. These restricted shares are as follows: Mr. Trumbull, 16,100; Mr. Sengstack, 3,700; Mr. Maske, 3,700; Mr. Stone 13,700; and Mr. Ward, 2,450. All executive officers as a group, 55,250.
(8) Includes 2,720 restricted shares awarded to Mr. Trumbull, which vest evenly over the next three years.
(9) Includes 8,000 restricted shares awarded to Mr. Haines, which vest four years after the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers, and greater than 10 percent shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that its directors, officers and greater than 10 percent shareholders complied with all Section 16(a) filing requirements applicable to them during 2009, except that in May 2009, Messrs. Brady, Brown, Roberts, Trumbull and Wathen filed late Forms 4 with respect to a dividend payment within their respective deferred compensation accounts.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Amended and Restated By-laws provide that the Board of Directors shall consist of seven directors, divided into three classes of two or three directors each. Each year, the directors of one of the three classes are elected to serve terms of three years and until their successors have been elected and qualified. Two directors will be elected at the Annual Meeting this year. Directors are elected by the affirmative vote of a plurality of the shares voted (i.e., the two nominees who receive the most votes will be elected).

R. Scott Trumbull and Thomas L. Young have been nominated to serve as directors of the Company for terms expiring in 2013. Messrs. Trumbull and Young are currently directors of the Company. The nominees have indicated their willingness to serve as directors if elected. If, however, any nominee is unwilling or unable to serve as a director, shares represented by the proxies will be voted for the election of another nominee proposed by the Board of Directors or the Board may reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

Set forth below for the director nominees and continuing directors are their ages, year they first became a director, principal occupations and directorships for the past five years, and legal proceedings, if any, for the past ten years. With respect to each nominee or continuing director, we describe under the heading “Relevant Experience” the particular experience and other attributes that have led to the conclusion that the individual should serve on the Board of Directors of the Company.

Nominees for terms expiring in 2013
R. Scott Trumbull, Chairman of the Board and Chief Executive Officer of the Company	Age: 61
Director Since: 1998

Principal Occupation: Chairman of the Board and Chief Executive Officer of the Company since 2003.
Formerly: Executive Vice President and Chief Financial Officer of Owens-Illinois, Inc., a global manufacturer of glass and plastic packaging products from October 2001 to December 2002, prior thereto, Executive Vice President of International Operations & Corporate Development of Owens-Illinois, Inc. from 1993 to 2001.

Directorships – Public Companies: Health Care REIT

Relevant Experience: Mr. Trumbull received his bachelors of economics from Denison University and his MBA from Harvard Business School. His positions at Owens-Illinois gave him significant experience in leading both domestic and global manufacturing businesses. Prior to joining Franklin Electric’s board, Mr. Trumbull served as a board member of Calphelon and presently serves on the board of another public company. His experience as a director of the Company since 1998, and as CEO since 2003, means that he brings a unique understanding of the Company’s markets and businesses to the Board’s deliberations.

Thomas L. Young, Director of the Company	Age: 65
Director Since: 2005

Principal Occupation: President, Titus Holdings Ltd., a private investment company.
Formerly: Executive Vice President and Chief Financial Officer, Owens-Illinois, Inc., a global manufacturer of glass and plastic packaging, from 2003 until retirement in 2005, Co-Chief Executive Officer from January 2004 to April 2004. Prior thereto, Executive Vice President, Administration and General Counsel from 1993 through 2003.

Directorships – Public Companies: Owens-Illinois, Inc.

Relevant Experience: Mr. Young received his bachelors degree from St. John’s College and his JD with honors from Notre Dame Law School. Mr. Young’s background qualifies him to serve as an “audit committee financial expert” on the Audit Committee. He also brings to the Board extensive experience as an executive officer of a publicly traded manufacturing company, as well as experience from present and prior directorships.

Directors with terms expiring in 2011
David T. Brown, Director of the Company	Age: 62
Director Since: 2008

Principal Occupation: Retired in 2007.
Formerly: President and Chief Executive Officer of Owens Corning, a world leader in building materials systems and glass fiber composites, from April 2002 until 2007; prior thereto, Executive Vice President and Chief Operating Officer from 2001 through 2002; prior thereto, Vice President and President, Insulating Systems Business from 1997 through 2000.

Directorships – Public Companies: BorgWarner, Inc.

Relevant Experience: Mr. Brown earned his bachelors degree in economics from Purdue University. Mr. Brown adds to the Board his experience in a long career at Owens Corning, where he moved through the ranks from salesman to regional sales manager to chief operating officer and ultimately chief executive officer, where he led the company out of an asbestos related bankruptcy. In addition to his perspective as a successful CEO of a global manufacturer, he brings his experience on the Board of Borg Warner, Inc.

David A. Roberts, Director of the Company	Age: 63
Director Since: 2003

Principal Occupation: Chairman, President and Chief Executive Officer, Carlisle Companies Incorporated, a diversified global manufacturing company, since June 2007.
Formerly: Chairman, President and Chief Executive Officer, Graco, Inc., a manufacturer of fluid-handling equipment and systems, from June 2001 to June 2007.

Directorships – Public Companies: Arctic Cat, Carlisle Companies, Inc.; Graco Inc. (2001-2007)

Relevant Experience: Mr. Roberts received his bachelors degree in technology from Purdue University and his MBA from Indiana University. He brings to the Board his experience as CEO of two substantial publicly-held manufacturing companies, as well as other relevant board experience. His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Howard B. Witt, Director of the Company	Age: 69
Director Since: 1994

Principal Occupation: Retired in 2005.
Formerly: Chairman of the Board, President, and Chief Executive Officer, Littelfuse, Inc., a manufacturer of electronic, electrical and automotive fuses, from 1990 to 2004.

Directorships – Public Companies: Artisan Funds, Inc.

Relevant Experience: Mr. Witt received his bachelors degree from Purdue University. He received his MBA from Northwestern University Business School. Mr. Witt adds to the Board his long experience as CEO of Littlefuse, Inc., a publicly-held manufacturer with U.S. and international operations, as well as other relevant board experience. His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

Directors with terms expiring in 2012
Jerome D. Brady, Director of the Company	Age: 66
Director Since: 1998

Principal Occupation: Retired in 2000.
Formerly: President and Chief Executive Officer of C&K Components from 1997-2000, a manufacturer of electro-mechanical switches; prior thereto, President, CEO and Chairman of AM International, Inc., a manufacturer of printing equipment, from 1995-1997.

Directorships – Public Companies: Circor International, Inc.

Relevant Experience: Mr. Brady received his bachelors of economics from the University of Pennsylvania, Wharton School. He received his MBA in finance from the University of California at Los Angeles, Anderson School. Mr. Brady brings to the Board experience as CEO of two publicly-held, global manufacturing companies, as well as other relevant board experience. His background enables him to serve as an “audit committee financial expert.” His experience on the Board of the Company also helps give the Board a historical perspective in its deliberations.

David M. Wathen, Director of the Company	Age: 57
Director Since: 2005

Principal Occupation: President and Chief Executive Officer of TriMas Corporation, a manufacturer of engineered products since January 2009.
Formerly: President and Chief Executive Officer, Balfour Beatty, Inc. (U.S. Operations), an engineering, construction and building management services company, from 2002-2006; prior thereto, Operating partner, Questor Management Company from 2000-2002; prior thereto, Group Executive/Corporate Officer, Eaton Corporation from 1997-2000.

Relevant Experience: Mr. Wathen received his bachelors degree from Purdue University and his MBA from Saint Francis College. Mr. Wathen brings to the Board his experience as CEO of two companies and leadership positions in others, including over twenty years direct technical and general management experience in the same industry as the Company and direct experience managing electrical businesses serving pump OEMs and distributor channels similar to those served by the Company. His background enables him to serve as an “audit committee financial expert.”

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors of the Company has determined that each of the current directors, except for R. Scott Trumbull, Chairman of the Board and Chief Executive Officer of the Company, is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable rules adopted by The NASDAQ Stock Market, Inc. (“NASDAQ”). In making its independence determinations, the Board concluded that no director, other than Mr. Trumbull, has any relationship in the Company, except as a director and shareholder.

Board Leadership Structure and Risk Oversight

The Company is led by R. Scott Trumbull, who has served as Chairman of the Board and Chief Executive Officer since 2003. The Board consists of Mr. Trumbull and six independent directors. The Board has three standing committees – Audit, Management Organization and Compensation, and Corporate Governance. The Audit Committee is primarily responsible for risk oversight and the full board receives regularly reports from the Audit Committee, management and officers regarding risk management. Each of the other two committees also considers risk as it falls within its area of responsibility. The Company does not have a lead director but the non-management directors meet in executive session at each board meeting with a rotating chair.

The Company has employed the same basic leadership structure of a combined chairman and CEO role for over ten years and believes this leadership structure has been and is effective for the Company. Having a combined chairman/CEO role provides the Company with a unified leadership structure that allows it to carry out strategic initiatives. The chairman/CEO is a single individual who is seen by the Company’s customers, business partners, investors and shareholders as someone who provides strong leadership for the Company and is viewed as such in the industries in which the Company competes. The Company believes that the board committees, all of which are chaired by and consist of independent directors, and the full board of directors, provide effective oversight.

Meetings

The Board held five regularly scheduled meetings during 2009. Each director attended at least 75 percent of the aggregate meetings of the Board and Board committees of which he was a member during the period that each served as a director. All directors who were members of the Board at that time attended the 2009 Annual Meeting of Shareholders.

Committees

Audit Committee. The current members of the Audit Committee are Jerome D. Brady (Chairman), David M. Wathen, and Thomas L. Young. The Board of Directors has determined that each member of the Audit Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under the applicable NASDAQ rules. The Board of Directors has adopted an Audit Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Audit Committee. Under its charter, the Audit Committee appoints the Company’s independent registered public accounting firm and assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial information, the Company’s system of internal control, the Company’s processes for monitoring compliance with laws and regulations, and the Company’s audit process. It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company’s accounting methods and internal control procedures. The Audit Committee is also responsible for the review, approval, or ratification of transactions between the Company and “related persons.” The Audit Committee reviews information compiled in response to the Directors’ and Officers’ Questionnaires or otherwise developed by the Company with respect to any transactions with the Company in which any director, executive officer, or any member of his or her immediate family, has a direct or indirect material interest that would require disclosure under applicable SEC regulations. In 2009, there were no such transactions. The Audit Committee held five meetings in 2009.

The Company’s board of directors has determined that Jerome D. Brady, Thomas L. Young, and David M. Wathen, the Audit Committee members, are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation’s S-K of the Exchange Act, and are “independent” under the applicable NASDAQ rules.

Management Organization and Compensation Committee. The current members of the Management Organization and Compensation Committee (the “Compensation Committee”) are David A. Roberts (Chairman), David T. Brown and Howard B. Witt. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Compensation Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Compensation Committee. Under its charter, the Compensation Committee recommends to the Board of Directors the annual salary and bonus for the chief executive officer, determines and approves the equity awards for the chief executive officer and the annual salary, bonus and equity awards of the other executive officers of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; periodically reviews the Company's policies in the area of management benefits; and oversees the Company’s management development and organization structure.  The Compensation Committee held six meetings in 2009.

In accordance with the authority under its charter to engage outside consultants, the Committee has used Hewitt Associates, LLC to advise the Committee with respect to the executive compensation program. Hewitt’s fees related to providing advice to the Committee during 2009 were approximately $145,000. Hewitt’s fees related to other services provided to the Company’s management during 2009 were approximately $243,000. The decision to retain Hewitt for these other services has been made by management. In February 2010 Hewitt spun off a portion of its executive compensation practice into a separate, independent entity named Meridian Compensation Partners, LLC (“Meridian”). The Committee has determined that it will make future decisions concerning its engagement of a compensation consultant, and has continued to work with individuals now with Meridian to make early 2010 compensation decisions.

Corporate Governance Committee. The current members of the Corporate Governance Committee (the “Governance Committee”) are David M. Wathen (Chairman), David T. Brown, David A. Roberts, and Thomas L. Young. The Board of Directors has determined that each member of the Governance Committee is an “independent director” in compliance with the independence standards set forth in the Company’s Corporate Governance Guidelines and under applicable NASDAQ rules. The Board of Directors has adopted a Governance Committee charter, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that sets forth the duties and responsibilities of the Governance Committee. Under its charter, the Governance Committee reviews the size of the Company’s Board of Directors and committee structure and recommends appointments to the Board and the Board Committees; reviews and recommends to the Board of Directors the compensation of non-employee directors, including awards to non-employee directors under the Company’s equity based and compensation plans; and develops and recommends to the Board corporate governance guidelines deemed necessary for the Company. The Governance Committee held two meetings in 2009.

Director Nomination Process

The Governance Committee is also responsible for identifying and recommending to the Board candidates for director. The Governance Committee considers diversity when identifying candidates for directorships. Although the Company does not have a written policy regarding diversity, the Governance Committee seeks to identify persons from various backgrounds and with a variety of life experiences who have a reputation for and a record of integrity and good business judgment and the willingness to make an appropriate time commitment. The Governance Committee also considers whether a person has experience in a highly responsible position in a profession or industry relevant to the conduct of the Company’s business. The Governance Committee takes into account the current composition of the Board and the extent to which a person’s particular expertise, experience and ability will complement the expertise and experience of other directors. Candidates for director should also be free of conflicts of interest or relationships that may interfere with the performance of their duties. Based on its evaluation and consideration, the Governance Committee submits its recommendation for director candidates to the full Board of Directors, which is then responsible for selecting the candidates to be elected by the shareholders. The Governance Committee evaluates its success in achieving these goals for Board composition from time to time, particularly when considering Board succession and candidates to fill vacancies.

The Governance Committee will consider as candidates for director persons recommended or nominated by shareholders. Shareholders may recommend candidates for director by writing to the Secretary of the Company at the address listed below under “Other Corporate Governance Matters.” Nominations of directors may be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Company if so elected.

Other Corporate Governance Matters

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance,” that provide, among other things that the Company’s independent directors will meet in executive session, outside the presence of the non-independent directors and management, at least twice a year. In 2009, the independent directors met in executive session five times.

Anyone may contact the Board of Directors, any Board Committee, any independent director or any other director by writing to the Secretary of the Company as follows:

Franklin Electric Co., Inc.
Attention:  [Board of Directors], [Board Committee], [Board Member]
c/o Corporate Secretary
Franklin Electric Co., Inc.
400 E. Spring Street
Bluffton, IN  46714

The independent directors of the Board have approved a process for collecting, organizing and responding to written shareholder communications addressed to the Board, Board Committees or individual directors.

Copies of the Company’s corporate governance documents, including the Board Committee charters and the Corporate Governance Guidelines are available upon written request to the Secretary of the Company at the address listed above.

In compliance with Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a code of business conduct and ethics for its directors, principal financial officer, controller, principal executive officer, and other employees. The Company has posted its code of ethics on the Company’s website at www.franklin-electric.com. The Company will disclose any amendments to the Code and any waivers from the Code for directors and executive officers by posting such information on its website.

MANAGEMENT ORGANIZATION AND
COMPENSATION COMMITTEE REPORT

The Management Organization and Compensation Committee of the Board of Directors hereby furnishes the following report to the shareholders of the Company in accordance with rules adopted by the Securities and Exchange Commission.

The Management Organization and Compensation Committee states that it has reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon this review and discussion, the Management Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Management Organization and Compensation Committee.

David A. Roberts (Chairman)
David T. Brown
Howard B. Witt

COMPENSATION DISCUSSION AND ANALYSIS

Management Organization and Compensation Committee

The Management Organization and Compensation Committee of the Board of Directors (the “Committee”), consisting  entirely of independent directors, has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation program and providing input to the Board with respect to management development and succession planning. The role of the Committee is to oversee, on behalf of the Board and for the benefit of the Company and its shareholders, the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to all executive officers, including the CEO) and review all other compensation decisions relating to the other executive officers of the Company, and approve these decisions for all executive officers (other than the CEO, whose non equity compensation is approved by the Board). In addition, the Committee reviews the organization structure, the recruitment of key employees and management’s development plans for key employees, and makes recommendations to the Board with respect to the CEO succession plan. The Committee meets a minimum of three times annually to review executive compensation programs, approve compensation levels and performance targets, approve final executive bonus distributions and review management performance, development and succession.

Compensation Philosophy and Pay Objectives

The Company and the Committee believe that compensation paid to executive officers, including the executive officers named in the Summary Compensation Table of this Proxy Statement (the “named executive officers”), should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. Compensation should be structured to ensure that a significant portion of the executive’s compensation opportunities will be directly related to Company performance and other factors that directly and indirectly influence shareholder value. The Committee encourages superior short-term performance through the use of annual cash incentive awards and superior longer-term performance through stock incentive awards designed to closely align an executive’s reward to that of the shareholders. For the Company’s CEO, the cash incentive compensation is designed to reward Company-wide performance by tying his cash incentive awards to goals such as return on net assets or net invested capital and earnings per share. For other executive officers, the cash incentive compensation is designed to also reward the achievement of specific operational goals within areas under their control, although Company-wide performance is still an important factor. Stock-based compensation has generally been in the form of stock options and restricted stock, to create a strong link to shareholder value creation. The Company also provides retirement benefits for its executive officers and, under certain circumstances described below, severance benefits.

Historically, the Committee generally has set executive pay opportunities based on a number of factors including individual performance, market competitive pay data, experience level of the executive, and other factors deemed appropriate by the Committee. Subject to the factors set forth above, the Committee has used the following pay objectives as a guide, based on an analysis of compensation opportunities of executives in comparable positions at a peer group of companies:

Pay Component	Targeted Pay Objectives
Base Salary	At or above the median
Annual Bonus Opportunity	Between the 60th and 65th percentiles
Long-Term Incentives	Between the 50th and 60th percentiles

Significant 2009 Compensation Actions

In light of the financial conditions that existed at the beginning of fiscal 2009 and as part of its regular review of the executive compensation plans and programs at the Company, the Committee concluded that it would not increase compensation generally for 2009. Accordingly, the Committee did not undertake an analysis of any peer group compensation and did not make any material changes for 2009 to the 2008 compensation opportunities for the named executive officers, other than Mr. Sengstack. Based on its assessment, the Committee took the following actions in 2009:

Action	Considerations	Reason for Action
Postponed 2009 base salary increases for executives, other than Mr. Sengstack	Annual salary increases based on performance and market competitive data will be reinstated in 2010	Cost-cutting initiative due to the economic turbulence at the beginning of the fiscal year
In February, Mr. Sengstack’s base salary was increased by approximately 5% to $312,000
Mr. Sengstack’s role changed in early 2009 to include oversight responsibility for all international Water Systems businesses outside of the Americas in addition to his continuing responsibility for Fueling Systems

Recognition of increased responsibilities
For business unit leaders, inventory turns was introduced as a metric under the annual bonus plan	To provide an incentive for business unit leaders to control inventory and focus on cash generation through working capital improvements	To better align the goals of the executive with the strategic goals of the Company

Role of Management in Compensation Decisions

The Committee makes equity compensation decisions with respect to the CEO and all compensation decisions with respect to all other executive officers of the Company. The Committee recommends to the Board of Directors, for its review and approval, the annual salary and annual incentive compensation for the CEO.

The CEO reviews the performance of executive officers and makes recommendations to the Committee with respect to the compensation, including annual salary adjustments, short-term incentive opportunities and payments, and grants of long-term incentive awards, of the executives other than the CEO, including the named executive officers. The Committee approves the compensation of these officers taking into consideration the CEO’s input and recommendations.

The Committee and the CEO also discuss the financial metrics to be used to measure the performance of the business units and the Company, taking into account the strategic goals of the Company and input from the CFO. The CEO also describes the individual personal goals and strategic initiatives set by him for each executive, to determine the extent to which these individual performance targets for the previous year have been achieved.

Although the CEO regularly attends Committee meetings, he is present only by invitation of the Committee and has no independent right to attend such meetings. In fiscal 2009, the CEO attended all of the Committee meetings, but he did not participate in the executive sessions of the Committee in which his own compensation was determined.

Role of Compensation Consultant in Compensation Decisions

The Committee utilizes the Human Resource Department and also has the authority under its charter to engage the services of outside consultants to assist the Committee. In accordance with this authority, the Committee in 2009 continued to engage the services of Hewitt Associates, LLC (“Hewitt”), an independent outside global human resources consulting firm, to conduct reviews of its total compensation program for the CEO and other executive officers and to provide advice to the Committee in the design and implementation of its executive compensation program.

Hewitt is typically invited by the Committee to attend its meetings. During 2009, Hewitt attended three of the Committee’s meetings in person or by telephone. In the course of fulfilling its consulting responsibilities, representatives of Hewitt regularly communicate with the Chairman of the Committee outside of regular committee meetings. Representatives of Hewitt meet with the Committee in executive sessions at most meetings. Hewitt also meets with management from time to time to gather information and to review proposals that management may make to the Committee.

Peer Group Benchmarking

As noted previously, the Committee did not review or use benchmarking data in making compensation decisions for 2009, since no general adjustments to executive compensation were planned for 2009. In late 2009, however, the Committee commissioned Hewitt to provide a current pay study to be used for decisions related to 2010 compensation. As part of this process, the Committee reviewed the peer groups used historically and determined to utilize one custom peer group (the “Fiscal 2010 Peer Group”) for all executive officers. Hewitt provided a list of potential peer group companies for the Committee to consider. Based on a review of these companies, the Committee approved the 33-company peer group listed below. The peer group companies are primarily engaged in manufacturing, are publicly traded, and have annual revenue between $280 million and $2.6 billion. Due to the differences in size among the companies in the Fiscal 2010 Peer Group, a form of regression analysis was used in the study to adjust the survey results based on Company revenue as compared to revenue of other companies in the peer group and each executive’s level of responsibility as compared to executives in comparable positions in the Fiscal 2010 Peer Group.

The companies in the new Fiscal 2010 Peer Group are:

AMCOL International Corporation	Ameron International Corporation	Badger Meter, Inc.
Baldor Electric Company	Ceradyne, Inc.	Clean Harbors, Inc.
Crane Co.	Curtiss-Wright Corporation	Eagle Materials Inc.
ESCO Technologies Inc.	Esterline Technologies Corporation	Global Industries, Ltd.
Graco Inc.	GrafTech International Ltd.	H&E Equipment Services, Inc.
IDEX Corporation	Kaman Corporation	Matthews International Corporation
Mueller Water Products, Inc.	Neenah Paper, Inc.	Nordson Corporation
Orbital Sciences Corporation	Otter Tail Corporation	Pike Electric Corporation
Robbins & Myers, Inc.	Sauer-Danfoss Inc.	Simpson Manufacturing Co., Inc.
Tecumseh Products Company	Valmont Industries, Inc.	Waste Connections, Inc.
Walters Corporation	Watts Water Technologies, Inc.	Woodward Governor Company

Setting Executive Compensation

The Company compensates its executives through programs that emphasize performance based compensation. For the executive officers, including the named executive officers, the compensation package for 2009 included base salary, an annual cash incentive opportunity, stock options and, in limited situations, restricted stock. Base salary is intended to provide a certain level of fixed compensation commensurate with an executive’s position, responsibilities, and contributions to the Company. The Company has structured annual and long-term incentive compensation to motivate executives to achieve the business goals set by the Company, to reward the executives for achieving such goals, and to tie executives’ long-term interests to those of the Company’s shareholders.

In allocating compensation among these components, the Committee believes that the compensation of those senior management members having the greatest ability to influence the Company’s performance should be predominately performance based. The mix of compensation among base salary, annual bonus opportunity, and long-term incentives is a result of the compensation philosophy and, more specifically, the targeted pay objective for each component of pay. Additionally, after setting each separate component the Committee reviews the total compensation package of each named executive officer to ensure that it is within a competitive range of market practice. Other than the base salary and target bonus opportunity for Mr. Sengstack, the total compensation opportunity approved by the Committee for 2009 (consisting of base salary, annual cash incentives, and equity awards) for the named executive officers remained unchanged from 2008, principally reflecting a cost savings measure undertaken in light of the economic environment the Company operated in during 2009.

The following sections discuss the individual elements of the Company’s compensation program.

Base Salary

The Company pays its executives fixed annual salaries, which provide a degree of financial stability and are intended to reflect the competitive marketplace and help attract and retain quality executives. In determining base salary for each executive, the Committee takes into account the targeted annual salary objective for the position and assesses the responsibilities associated with the position, individual contribution and performance, skill set, prior experience, and external pressures to attract and retain talent. However, in response to economic conditions, the Committee implemented a salary freeze for certain executive officers of the Company, including the named executive officers. Therefore, the Committee did not review competitive market data in setting base salaries for 2009.

As a result, the Committee kept the base salary for each named executive officer (except Mr. Sengstack) unchanged from 2008 levels as follows: Mr. Trumbull: $637,500; Mr. Haines: $250,000; Mr. Maske: 271,724 Euros; Mr. Stone: $286,500; and Mr. Ward: $208,000. In February 2009, the Committee increased the base salary rate of Mr. Sengstack by 5% to $312,000 to reflect increased responsibilities assigned to him, which included all of the Water Systems businesses outside of the Americas in addition to Franklin Fueling Systems.

In connection with considering 2010 compensation, the Committee reviewed 2009 market data provided by Hewitt, which showed that 2009 base salaries, on an aggregate basis, for the five continuing named executive officers, were 1.6% above the 50th percentile of salaries paid to executives in comparable positions at the companies in the Fiscal 2010 Peer Group. Mr. Trumbull’s base salary was 1.4% below the 50th percentile.

Annual Cash Incentive Award

The executive officers of the Company are eligible to participate in the Executive Officer Annual Incentive Cash Bonus Program. Historically, the target annual cash incentive opportunity for the CEO has been set at 100% of base salary, and the target annual incentive opportunity for each named executive officer other than the CEO has been established at a common percentage of base salary (67.5% of base salary for 2009), with consideration given to the competitive market data provided by Hewitt. The Committee has purposely set the target bonus opportunities at a common percentage of base salary for each named executive officer (other than the CEO) to provide an added element of flexibility so that the executives at this level can be moved into different roles as necessary and if such a move takes place, compensation disparity between roles would not be an issue. In its year end review of annual cash incentive awards for 2009, however, the Committee concluded that Mr. Sengstack’s target bonus opportunity should be increased to 75% of base salary in light of the additional responsibilities he assumed early in the year. The additional compensation paid to him as a result of this adjustment is included for 2009 in the amount in the column titled “Bonus” in the Summary Compensation Table.

The maximum bonus opportunity is set at 150% of base salary for the CEO and at 110% of base salary for the other named executive officers. A threshold level of performance is also established, below which no bonus is earned. For the 2009 bonus awards, the performance threshold was set at 70% of target performance level. Payouts for threshold level performance were set at 25% of target. For every one percent that performance exceeds the threshold level, the actual payout level increased 2.5 percent up to the target level and for every 1.0 percent that performance exceeds the target level, the actual payout increased 1.1 percent up to the maximum performance level.

Under the program, the Committee at the beginning of each year approves an annual incentive cash bonus opportunity for the executive officers taking into account certain financial performance targets for the Company, and, for executive officers other than the CEO, the individual’s strategic objectives. The overall corporate financial performance targets applicable to the CEO, CFO and Vice President – Human Resources in 2009 were corporate return on net assets and earnings per share. For business unit leaders, performance targets for 2009 included corporate earnings per share and operating income before restructuring expenses (Operating Income or OI) for the relevant business units. Also, for business unit leaders, inventory turns was introduced as an additional metric, replacing overall corporate return on net assets as a performance target, in order to provide an incentive to control inventory and focus on cash generation through working capital improvements.

For executive officers other than the CEO, a portion of the annual bonus award is linked to individual strategic business objectives agreed to between the executive and the CEO. A significant portion of the 2009 individual goals for the named executive officers was related to fixed cost reductions due to the severe economic environment the Company operated in during 2009. Other strategic initiatives that may be included in these goals relate to acquisition integrations, new product development, expansion of new market and distribution opportunities, and other change efforts inside the Company. These measures were aligned with the goals of the overall corporate short-term and long-term strategies. Focusing on and achieving these goals would help drive the Company’s overall success. The goals, when set, were thought to be achievable but would require considerable effort on the part of each executive to achieve.

Although no benchmarking was performed in setting bonus opportunities for 2009, based on the 2009 market data provided by Hewitt, the target level of annual bonus opportunity (in dollars) for the five continuing named executive officers, collectively, for 2009 was 11.6% above the 65th percentile of the annual bonus opportunity for executives in comparable positions at companies in the Fiscal 2010 Peer Group. This principally resulted from all named executive officers (below the CEO) having a common target bonus opportunity of 67.5% (75% for Mr. Sengstack) of base salary. Mr. Trumbull’s target bonus opportunity was 5.3% above the 65th percentile.

The performance goals, and the relative percentage of salary assigned to each performance goal, were as follows:

Performance Measure	R. Scott Trumbull	John J. Haines	Peter-Christian Maske	Gregg C. Sengstack	Robert J. Stone	Gary D. Ward
Return on Net Assets	50%	23.6%	---	---	---	23.6%
Earnings Per Share	50%	33.8%	23.6%	26.3%	23.6%	33.8%
Business Unit Operating Income	---	---	23.6%	26.3%	23.6%	---
Inventory Turns	---	---	10.1%	11.2%	10.1%	---
Strategic Objectives	---	10.1%	10.1%	11.2%	10.1%	10.1%
Target Bonus Level	100%	67.5%	67.5%	75.0%	67.5%	67.5%

The chart below sets forth (i) the threshold, target and maximum levels for 2009, and the actual level of attainment, for the return on net assets and earnings per share goals; and (ii) for all four performance goals, the percentage at which target was attained. The performance goals were established before the impact of restructuring charges and acquisitions, and attainment of the goals was accordingly determined excluding these factors. The Company does not publicly report operating income by business units below the operating segment level given the size of the business units as compared to its competitors and given the potential for competitive harm. The operating income goals were set at the beginning of 2009 at “stretch” levels, and the Committee believed at the time that it would require a high degree of execution of the 2009 business plan in order to attain these goals.

	Threshold	Target	Maximum	Actual	% of Attainment of Target
Return on Net Assets	12.9%	18.4%	20.2%	13. 7%	74.5%
Earnings Per Share	$1.42	$2.03	$2.24	$1.26	62.1%
Business Unit OI	---	---	---	---	46% - 150%
Inventory Turns	2.5	3.6	4.0	2.9	80.6%

A prorated percentage is paid for performance between the threshold and target levels and the target and maximum levels. The percentage of attainment of target results for the business unit OI goals represents the range of results for the various business units.

The CEO determined the extent to which the other named executive officers attained their individual strategic goals, which were reviewed and approved by the Committee. In 2009, each executive (other than the CEO, whose incentive is based entirely on Company-wide performance targets) achieved his individual objective goals at the following percentage of target: Mr. Haines: 100%; Mr. Maske: 100%; Mr. Sengstack: 100%; Mr. Stone: 100%; and Mr. Ward: 100%.

Based on the results summarized above, the following table sets forth the actual bonus payouts for each named executive officer as a percentage of their target opportunity.

Executive	Payout Percentage (% of Target)
R. Scott Trumbull	18%
John J. Haines	28%
Peter-Christian Maske	55%
Gregg C. Sengstack	33%
Robert J. Stone	40%
Gary D. Ward	16%

Mr. Ward’s award represents a portion of a full-year award, prorated for the seven months he was with the Company in 2009. For additional information about the specific awards made to the named executive officers for 2009 pursuant to the above criteria, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

At the beginning of the year, the Board reviewed a corporate financial plan that included at the corporate level a contingency factor reflecting uncertain market conditions. At the end of the year, the Committee determined that the Operating Income goals for certain business units were not met at a level that would result in the payment of any incentive compensation with respect to that goal, principally because of market factors largely outside the control of the executive officers in those units. The CEO recommended that achievement of the OI goal for specific business units be adjusted for purposes of incentive compensation determinations in light of the contingency factor in the financial plan for the year. The Committee accepted this recommendation, and the resulting amounts paid to these executives are shown in the column of the Summary Compensation Table headed “Bonus.” They are included in the payout percentages shown in the table above.

Long-Term Incentive Compensation

The Committee grants equity incentives to its executive officers to more closely align the executives’ compensation with the return received by the Company’s shareholders, to offer an incentive for long-term performance, and to encourage stock ownership. For 2009, targeted economic value delivered through long-term incentive compensation remained unchanged as a result of the Committee’s decision not to make general changes in executive compensation for 2009.
The following table summarizes the 2009 targeted and actual economic values for the named executive officers:

Executive	Base Salary		Target Economic Value (% of Base Salary)	Target Economic Value	Actual Economic Value Granted(3)
R. Scott Trumbull	$637,500		95%	$605,625	$549,000
John J. Haines	$250,000		45%	$112,500	$112,500
Peter-Christian Maske	$366,500	(1)	55%	$201,575	$174,165
Gregg C. Sengstack	$297,000	(2)	55%	$163,350	$174,165
Robert J. Stone	$286,500		55%	$157,575	$174,165
Gary D. Ward	$208,000		45%	$93,600	$93,600

     1) Based on monthly average Euro exchange rate.
 (2) Salary in effect when long-term incentive awards were determined.
     3) These amounts represent the economic value to the executive and are different than the cost recognized by the Company.

The economic value of the actual long-term incentive grants for Messrs. Maske, Sengstack, and Stone were slightly different from the targeted amounts principally due to the Committee’s determination to treat these three executives in a consistent manner relative to long-term incentive opportunity.

Although no benchmarking was done for purposes of compensation decisions for 2009, based on the 2009 pay study prepared by Hewitt, the long-term incentive grant, in terms of aggregate economic value delivered to the five continuing named executive officers for 2009 on the date of grant, was 33.6% below the 60th percentile of the long-term incentive compensation opportunity for executives in comparable positions at the companies in the Fiscal 2010 Peer Group.

Similar to 2008, in 2009 the Committee granted equity awards to the named executive officers (as well as all other eligible employees) generally in the form of stock options. Based on the Company’s objectives of increasing shareholder value, the Committee chose again to grant the entire 2009 long-term incentive award in stock options to focus executives on increasing shareholder value. With stock options, the executive will only realize value if the stock price increases.

The Committee made stock option grants under its shareholder approved plan to the named executive officers ranging from 17,049 options to 100,000 options for the CEO. Under the formula used above, the CEO should have been awarded options on 110,314 shares. The award was reduced because the terms of the Franklin Electric Co., Inc. Stock Plan (the “Stock Plan”) limit the number of stock options that may be granted to any one participant in any calendar year to 100,000 options. In connection with Mr. Sengstack’s increased responsibilities and as an additional retention incentive, he was awarded 4,000 shares of restricted stock on April 28, 2009.

Equity grants are typically made on an annual basis at the Committee’s meeting following the public release of the Company’s fiscal year-end results. Stock options are valued as of the date of grant using a modified Black-Scholes methodology. They have an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant and vest over four years, at 25% per year. Mr. Sengstack’s restricted stock vests entirely at the end of three years. For additional information about the material terms of these awards, see the narrative disclosure under the Summary Compensation Table.

Stock Ownership Guidelines

In December 2006, the Board of Directors approved stock ownership guidelines for the executives of the Company, pursuant to which executives are required to maintain direct ownership in the Company’s common stock in amounts as follows:

•	CEO: five times annual base salary.
•	Senior Vice Presidents: three times annual base salary.
•	Corporate Vice Presidents: one times annual base salary.

An individual has five years to comply with these guidelines. Stock options do not count toward these guidelines. All shares held directly or beneficially, including shares of restricted stock, shares of stock acquired upon exercise of stock options, and shares credited under the Company’s Directed Investment Salary Plan and Employee Stock Ownership Plan, count toward these guidelines. All executive officers either meet or exceed these stock ownership guidelines, or are on track to meet them within the five-year period.

Retirement Plans

The Company has defined benefit pension plans and defined contribution retirement plans in which certain of the named executive officers currently participate.

Basic Retirement Plan

The Basic Retirement Plan is a tax-qualified plan that generally covers employees in the U.S. Under the Basic Retirement Plan, a participant retiring at age 65 is eligible to receive a monthly single life annuity equal to his credited service times a flat dollar amount ($25 for most U.S. salaried employees). Participants age 55 or older with 10 years of vesting service may retire prior to age 65 with a reduced benefit. All named executive officers except Mr. Haines and Mr. Maske currently participate in the Basic Retirement Plan. Mr. Haines is ineligible because he was hired after February 21, 2006 when the plan was discontinued for all new salaried employees. Mr. Maske, who is a resident of Germany, currently participates in a pension plan sponsored by the Company’s German subsidiary.

Cash Balance Pension Plan

The Cash Balance Pension Plan is a tax-qualified plan that covers most salaried employees in the U.S. Under the Cash Balance Pension Plan, a participant is eligible to receive the amount credited to his account or a monthly single life annuity based on the amount credited to his account. The Plan benefits consist of:

•
An opening balance for participants in the Plan at December 31, 1999, equal to the present value of the participant’s accrued benefit earned at December 31, 1999 under the applicable prior pension plan;

•	Annual contributions made by the Company as of the end of each calendar year that range from 3% to 12% of the participant’s compensation;

•
Pay credits equal to a percentage of eligible compensation based on credited service and transition credits from 2000-2004 equal to 6% of eligible compensation for participants with 45 points (age plus service) at December 31, 1999; and

•	Interest credits based on the 30-year Treasury rate for the November preceding each plan year.

All named executive officers other than Mr. Maske currently participate in the Cash Balance Pension Plan.

Franklin Electric Europa GmbH Pension Plan

Mr. Maske currently participates in a pension plan sponsored by the Company’s German subsidiary, which provides a monthly annuity at age 65 equal to 1/12 of (i) his five-year average compensation, less the amount of his compensation taken into account under the German governmental pension plan in which he participates, times (ii) 1.5%, times (iii) his years of credited service.

Pension Restoration Plan

In order to provide eligible employees, including named executive officers other than Mr. Maske, with the portion of their retirement benefits that cannot be paid under the tax-qualified pension plans, the Company maintains the Pension Restoration Plan. The Plan, which is non-qualified, provides retirement benefits to eligible executives based on all eligible compensation including compensation in excess of Internal Revenue Code limits. The benefit for Messrs. Trumbull, Sengstack and Ward is determined by applying a formula based on credited service and final average compensation, with an offset for benefits provided by the Basic Retirement Plan, Cash Balance Pension Plan, and Social Security. The benefit for Messrs. Haines and Stone is determined by applying the Cash Balance Pension Plan formula for all eligible compensation, offset for benefits provided by the Cash Balance Pension Plan.

Directed Investment Salary Plan (DISP)

The DISP is a tax qualified 401(k) plan that covers all U.S. employees, including the named executive officers other than Mr. Maske. An employee can elect to defer 1-50% of his compensation on a pre-tax basis, up to a maximum in 2009 of $16,500, or $22,000 if age 50 or over, and the Company will make a matching contribution of up to 3.5% of the employee’s first 5% of deferral contributions (table listed below), taking into consideration Internal Revenue Code compensation limits. (The compensation limit was $245,000 in 2009.)

Employee Contribution	Company Match
1%	1.0%
2%	2.0%
3%	2.5%
4%	3.0%
5%	3.5%

Due to economic conditions, on May 1, 2009 the Company suspended the matching contribution for the rest of 2009. The contribution has been reinstated beginning January 1, 2010.

Employee Stock Ownership Plan (ESOP)

The ESOP is a tax qualified retirement plan that covers most U.S. employees. All eligible employees, including the named executive officers other than Mr. Maske, are participants. Beginning January 1, 2009, Company contributions, which were equal to ½% of annual compensation, taking into consideration the Internal Revenue Code compensation limits, ceased for almost all employees, including the named executive officers who participated. The contribution was eliminated in connection with the increase to the matching contribution under the DISP of ½% as reflected in the above table. The Plan invests contributions primarily in Company stock.

Perquisites, Other Personal Benefits, and Other Compensation

The Company does not provide the named executive officers with perquisites or other personal benefits such as Company vehicles, club memberships, financial planning assistance or tax preparation. The Company provides use of a vehicle to Mr. Maske as part of his employment agreement described below. The value of this benefit is disclosed in the “All Other Compensation” column of the Summary Compensation Table.

Deferred Compensation Plan

The Company maintains the Deferred Compensation Plan, which provides an additional benefit to attract and retain key executives at a minimal cost to the Company. The Deferred Compensation Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. The Company does not contribute any amounts to the Deferred Compensation Plan. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available under the DISP, as elected by the participant. A participant’s account under the Deferred Compensation Plan will be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months). Mr. Trumbull is the only named executive officer who participated in the Deferred Compensation Plan during the fiscal year.

Employment Agreements

During 2009, the Company had employment agreements with Messrs. Trumbull, Haines, Sengstack, and Maske.

All agreements except Mr. Maske’s are three-year agreements, which automatically extend for an additional year unless either party gives notice not to renew. If the agreement is not renewed by the Company, and the executive terminates his employment, the executive is entitled to a payment equal to 12 months of salary and the bonus paid for the preceding year, a bonus pro-rated for the time of employment in the current year, continued participation in the Company’s benefit plans for 12 months, and immediate vesting of all stock options. If the executive’s employment is terminated prior to a change in control without cause by the Company or for good reason by the executive (as defined in the agreements), the executive is entitled to these same benefits, except that Messrs. Trumbull and Sengstack are entitled to 18 months of continued salary, 1½ times the bonus paid for the preceding year and 18 months of benefits continuation. If the executive’s employment is terminated without cause by the Company or for good reason by the executive following a change in control of the Company, the executive is entitled to receive a payment equal to 36 months of continued salary, three times the bonus paid for the preceding year (24 months of salary and two times bonus for Mr. Haines), a bonus pro-rated for the time of employment in the current year, continued participation in the Company’s benefit plans for 36 months (24 months for Mr. Haines), and immediate vesting and cashout of outstanding options. In addition, in order to provide these executives an additional element of security in a change in control, these amounts are payable if the executive terminates employment for any reason in the 13th month following a change in control. Any pro-rata bonus is determined by using the executive’s actual bonus for the past year, except that any pro-rata bonus payable to Mr. Trumbull because of a termination prior to a change in control would be determined with reference to the bonus otherwise payable to him had he continued to be employed for the full year in which employment terminated. In addition, the executive will receive a gross-up payment to cover any liability arising under Internal Revenue Code Section 280G as a result of the payments. Under his agreement, Mr. Trumbull is deemed to have five years of full-time service with the Company as of January 1, 2003 for purposes of vesting and benefit accrual under the Company’s Pension Restoration Plan.

The employment agreement with Mr. Maske continues until attainment of age 65 (or state pension eligibility, if earlier), subject to the earlier termination by either party upon six months prior written notice. If the agreement is terminated, the Company is required to provide continued compensation and health benefits for six months following the termination notice. If termination is effected in connection with a change in control of the Company, the Company is required to provide continued compensation and health benefits for two years from the earlier of the date of termination or the change in control.

Messrs. Trumbull, Haines, Sengstack, Stone, and Ward have each signed a confidentiality and non-compete agreement with the Company. Under this agreement, they agree to maintain all confidential information of the Company, and for a period of 18 months after termination of employment from the Company they agree not to, directly or indirectly, participate in the design, development, manufacture, or distribution of electrical submersible motors or related products in competition with the Company.

Employment Security Agreements

The Company has entered into employment security agreements (“ESAs”) with Mr. Stone and other certain executives that provide benefits upon a change in control of the Company. Mr. Ward was also party to an ESA prior to the termination of his employment with the Company.

Each ESA provides that if within two years after a change in control (as defined in the ESA) the Company terminates the executive’s employment for any reason other than cause, or the executive terminates his employment with the Company for good reason (as defined in the ESA), the executive is entitled to the following:

•
A lump sum payment equal to the sum of two times the executive’s base salary, a prorated portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

•
A lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months (or, if earlier, until age 65);

•	Immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards;

•	Continued coverage under the Company’s health and welfare plans for 24 months following termination (or, if earlier, until age 65);

•	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and

•
A gross-up payment to cover any excise and related income tax liability under Section 280G of the Internal Revenue Code as a result of payments made or benefits provided under the ESA (except that if the payments and benefits subject to Section 280G are less than 110% of the amount that could be paid without incurring Section 280G liability, the payments under the ESA will be reduced so that no such liability will be incurred).

The ESAs contain a restrictive covenant that prohibits the executive from soliciting employees of the Company for 18 months following termination. The confidentiality and noncompete agreement of Mr. Stone also applies for 18 months following a termination of employment under the ESAs.

The Company determined that these agreements directly fulfill the Company’s objective to attract and retain key executives. By providing these agreements the executives are able to remain focused on the best interests of the shareholders in the event of a potential change-in-control situation. Additionally, these agreements provide benefits which strive to retain the executives during a transitional period.

Separation Agreement

As a result of the elimination of his position, Mr. Ward’s employment with the Company terminated on July 31, 2009. The Company and Mr. Ward entered into a Separation Agreement providing for a lump sum payment equal to one year of continued salary, a prorata payment of the bonus that would have been paid to him had he remained employed through December 31, 2009, continued vesting in outstanding stock options and restricted stock awards until June 27, 2010 at which time he will be deemed to have retired, continued coverage under the Company’s health plan pursuant to COBRA with premiums for the first year of coverage at active employee rates, and six months of executive placement services. The Separation Agreement also contained a release of claims. Mr. Ward’s existing confidentiality and non-compete agreement with the Company continues in effect.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the CEO and the three other most highly compensated officers other than the chief financial officer of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary, by its nature, does not qualify as performance-based compensation under Section 162(m) and the Company’s incentive cash bonus payments do not qualify as performance-based compensation under Section 162(m). The Company’s grants of stock options and performance-based restricted stock under its stock award plans qualify as performance-based compensation under Section 162(m). A portion of Mr. Trumbull’s compensation for 2009 is considered non-deductible under Section 162(m). The Board of Directors has adopted and submitted for shareholder approval at the Annual Meeting scheduled for April 30, 2010, a Management Incentive Plan that would permit incentive cash awards granted in 2010 and future years to qualify as performance-based compensation under Section 162(m).

Subsequent Compensation Decisions

The Committee has decided to administer the 2010 cash bonus compensation program according to the same general terms and conditions as discussed above, but with the following revisions:

At its October 2009 meeting, the Committee reviewed the compensation philosophy and pay objectives of the Company in light of the business objectives of the Company and the competitive market. Based on this review, the Committee determined to modify the targeted pay objectives for the executive officers to provide a greater focus on performance-based pay and long-term shareholder value creation.

For pay decisions beginning in 2010, the Company and the Committee will, in general, use the following pay objectives as a guide (based on the Fiscal 2010 Peer Group), with individual pay levels and opportunities adjusted based on the factors discussed above:

Pay Component	Targeted Pay Objectives
Base Salary	Approximately the 50th percentile
Annual Bonus Opportunity	Between the 60th and 65th percentiles
Long-Term Incentives	Between the 60th and 65th percentiles

With respect to annual cash incentives:

•
All executives will be rewarded on return on net invested capital in addition to earnings per share. The Committee replaced the return on net assets with return on net invested capital due to the belief that it is a primary and consistent measure many of the Company’s shareholders use to evaluate performance and compare the Company to its peers.

•	Mr. Trumbull’s bonus opportunity for 2010 will include individual strategic goals that will represent 10% of his annual bonus opportunity.

•	Messrs. Haines, Sengstack, and Stone will also be rewarded on fixed costs management.

•
Mr. Stone’s bonus target as a percent of base salary will increase to 75% to reflect the additional responsibilities he acquired in 2009. All other executives will have the same target bonus levels used to make annual cash incentive payments for 2009.

•	The maximum bonus opportunity for each named executive officer will be increased to 200% of the target level bonus opportunity for performance attainment of 120% or more of target level performance.

•
To earn any portion of his bonus, each executive must achieve a threshold of at least 80% of the performance measure target, rather than the 70% threshold used for 2009. Payouts at threshold level performance will be approximately 33% of the target level payout.

For the long-term incentive awards in 2010, the Committee has decided to grant a combination of stock options and restricted stock to the named executive officers with 60% of the economic value of the awards delivered through stock options and the remaining 40% through time-vesting restricted stock. The rationale for this change from 100% of the economic value delivered through stock options is to add an element of retention to long-term incentive awards when the Company’s stock price is not increasing in value and to help manage and extend the life of the remaining shareholder approved share pool.

Due to the Stock Plan limit of 100,000 options to any one participant in a single year, management recommended and the Committee approved a special one time restricted stock award to Mr. Trumbull of 3,627 shares to compensate him for the 10,314 options that were not awarded in 2009 due to the plan limit. One quarter of these shares vested immediately, with the balance to vest evenly over the next three years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth compensation information for the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers for the fiscal years ended January 2, 2010, January 3, 2009, and December 29, 2007.

Name and Principal Position (a)	Year (b)	Salary ($)(c)		Bonus ($)(d)		Stock Awards ($)(e)(4)		Option Awards ($)(f)(4)		Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(h)(6)		All Other Compensation ($)(i)(8)		Total ($)(j)
R. Scott Trumbull, Chairman of the Board & CEO	2009	637,513		0		249,759		581,861		115,390	863,245		69,487		2,517,255
	2008	631,888		0		0		672,129		1,039,625	360,584		8,107		2,712,333
	2007	600,010		150,000		459,378		288,405		0	423,673		7,929		1,929,395
John J. Haines, VP, CFO, Secretary	2009	250,005		0		0		119,235		46,501	9,896		8,562		434,199
	2008	179,171		15,000	(3)	264,000		70,663		160,000	4,846		210,347		904,027
	2007	0		0		0		0		0	0		0		0
Peter-Christian Maske, Sr. VP, President-Europa Water Systems	2009	379,952	(2)	0		162,618		184,589		133,072	309,371	(7)	17,400		1,187,002
	2008	400,739	(2)	0		0		158,202		451,829	51,429	(7)	17,400		1,079,599
	2007	373,403	(2)	63,140		112,401		68,220		84,726	164,872	(7)	16,200		882,962
Gregg C. Sengstack, Sr. VP, President Int’l Water Systems & Fueling Group	2009	308,257		11,714		212,426		184,589		65,967	441,747		26,606		1,251,306
	2008	294,387		0		0		179,469		405,127	87,388		8,107		974,478
	2007	283,770		47,889		112,401		71,604		70,443	61,649		7,929		655,685
Robert J. Stone, Sr. VP, President Americas Water Systems	2009	286,507		33,234		115,875		184,589		43,836	29,798		8,842		702,681
	2008	284,014		0		0		179,469		334,632	16,856		8,178		823,149
	2007	271,774		45,930		112,401		71,604		21,742	17,521		8,374		549,346
Gary D. Ward,(1) VP, Director of Human Resources	2009	146,636		0		83,553	(5)	99,201	(5)	22,568	0		229,685	(9)	581,643
	2008	206,143		0		0		104,397		257,804	75,668		8,107		652,119
	2007	196,846		0		73,305		45,747		53,150	69,290		7,929		446,267
(1) Mr. Ward’s position with the Company was eliminated on July 31, 2009.
(2) Mr. Maske’s salary in 2009, 2008 and 2007 was 271,724 Euros. This amount was converted to USD using an average monthly exchange rate of 1.3983 for 2009, 1.4748 for 2008 and 1.3742 for fiscal 2007.
(3) This amount represents an employment acceptance payment made to Mr. Haines in connection with his employment beginning April 14, 2008.
(4) The amounts in columns (e) and (f) are the grant date fair values of the restricted stock and option awards computed in accordance with FASB Codification Topic 718 and represent the Company’s total projected expense of grants made to the named executive officers in each of 2009, 2008, and 2007. See Note 16 of the Company’s Annual Report to Shareholders for the fiscal years ended January 2, 2010, January 3, 2009 and December 29, 2007, respectively, for a complete description of the assumptions used for these valuations.
(5) These amounts represent the grant date fair value of the restricted stock and options awarded to Mr. Ward in March 2009. The additional grant date fair value of the awards as modified pursuant to the terms of Mr. Ward’s separation agreement were $71,280 for the restricted stock awards and $360,482 for the stock options.
(6) The amounts in column (h) represent the annual change in the present value of each named executive officer’s benefits under the Company’s defined benefit pension plans.
(7) This amount represents the annual change in present pension value of Mr. Maske’s pension benefits under both the domestic defined benefit plans and the defined benefit plan maintained by the Company’s German subsidiary. Regarding the German plan, the annual change was calculated based on the value in USD of this Euro-denominated benefit at December 31 in each of the years 2009 (1.433), 2008 (1.392), 2007 (1.4603) and 2006 (1.3197), using the exchange rate on each of those dates noted in parentheses.
(8) For the named executive officers other than Mr. Maske (and other than Mr. Ward for 2009 and Mr. Haines for 2008 and 2009), these amounts represent the Company’s life insurance contributions for 2009, 2008 and 2007 of $46, $57 and $54 respectively, the Company’s matching contributions under its 401(k) plan for 2009 of $8,575 and $8,516 for Mr. Haines, and the Company’s matching contributions under its 401(k) plan and contributions under its ESOP for 2008 and 2007 of $8,050 and $7,875 respectively. Mr. Maske’s use of a Company vehicle is valued at $17,400 for 2009 and 2008 and $16,200 for 2007. In 2009 Messrs. Trumbull and Sengstack received a Medicare tax reimbursement related to the Pension Restoration Plan covering 1998 thru 2009 for Mr. Trumbull of $60,866 and 1988 thru 2009 for Mr. Sengstack of $17,985. Mr. Stone received a Medicare tax reimbursement related to the Pension Restoration Plan in each year listed of $445, $71, $221, respectively. In 2008, Mr. Haines received a life insurance contribution of $43, a 401(k) and ESOP contribution of $6,107, and a reimbursement for relocation costs of $204,197 (which includes tax-gross-ups of $80,146).
(9) This amount includes the Company’s life insurance contribution of $27, the Company’s matching contributions under its 401(k) plan and contributions under its ESOP of $8,575, a Medicare tax reimbursement related to the Pension Restoration Plan of $13,079 and a cash lump-sum severance payment of $208,004.

Salary

Except for 2009, salary adjustments have been made in February of each year, effective as of April 1st of each year. No salary adjustments were made in 2009, other than for Mr. Sengstack who received an increase in February 2009.

Restricted Stock Awards

In connection with his increased responsibilities, Mr. Sengstack received a restricted stock award for 4,000 shares; the award will vest on April 28, 2012. There were no other restricted stock awards granted in 2009.

Mr. Haines received a restricted stock award for 8,000 shares when he was appointed Vice President, Chief Financial Officer and Secretary on April 14, 2008. Mr. Haines’ award vests on April 14, 2012, and is not subject to any performance thresholds. There were no other restricted stock awards granted in 2008.

The 2007 restricted stock awards consisted of 9,400 shares awarded to Mr. Trumbull and 2,300 shares awarded to each of the continuing named executive officers. Mr. Ward received 1,500 shares of restricted stock.

Except for the awards granted in 2008 and 2009, noted above, restricted stock awards vest on the fourth anniversary of the grant date, provided that the Company’s return on invested capital at the end of the four-year vesting period exceeds the average return on invested capital of a peer group of companies (Flowserve Corporation; ITT Corporation; Pentair, Inc.; Regal Beloit Corporation; A.O. Smith Corporation; The Gorman Rupp Company; The KSB Group; Ebara Corporation; and Grundfos Group) over the same four-year period.

Long Term Bonus Program

On March 5, 2009, the named executive officers other than Mr. Haines received awards of cash and unrestricted stock as part of the incentive payments made under the Long Term Bonus Program resulting from the attainment of certain Company-wide performance goals measured over a five-year period from 2004 to 2008. One-half of the payments were made in cash and one-half was made in awards of unrestricted stock. The number of shares of stock awarded, the grant date value of which is reflected in the “Stock Awards” column for 2009, was as follows:  Mr. Trumbull: 14,016; Mr. Maske: 9,127; Mr. Sengstack: 6,959; Mr. Stone: 6,504; and Mr. Ward: 4,690. The cash payments are reflected in the Summary Compensation Table for 2008 in the “Non-Equity Incentive Plan Compensation” column. The cash payments were as follows: Mr. Trumbull: $249,750; Mr. Maske: $162,625; Mr. Sengstack: $123,975; Mr. Stone: $115,875; and Mr. Ward: $83,565. Mr. Haines did not participate in the Program because his employment did not commence until April 14, 2008.

Option Awards

The 2009 grants to the named executive officers consisted of options for 100,000 shares to Mr. Trumbull; 20,492 shares to Mr. Haines and 31,724 shares to each of the other continuing named executive officers. Mr. Ward received options for 17,049 shares. These grants had an exercise price of $17.34.

Mr. Haines received an option grant for 10,000 shares on May 1, 2008, with an exercise price of $40.45. The 2008 grants to the other named executive officers consisted of 57,300 shares to Mr. Trumbull and 15,300 shares to each of the other continuing named executive officers. Mr. Ward received an option grant for 8,900 shares. These grants had an exercise price of $32.19.

The 2007 stock option grants consisted of 14,500 shares to Mr. Trumbull and 3,600 shares to each of the other continuing named executive officers. Mr. Ward received an option grant for 2,300 shares. These grants had an exercise price of $48.87.

All of the stock options granted in 2009, 2008 and 2007 vest over four years, at 25% per year, and expire after ten years.

Bonus and Non-Equity Incentive Plan Compensation

The amounts in columns (d) and (g) of the Summary Compensation Table reflect the bonuses paid in 2009, 2008 and 2007 to the named executive officers under the Company’s performance-based Executive Officer Annual Incentive Cash Bonus Program. A description of this program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Messrs. Trumbull, Sengstack, and Stone participate in two tax-qualified defined benefit retirement plans and one non-qualified defined benefit retirement plan. Mr. Haines participates in one tax-qualified defined benefit retirement plan and one non-qualified defined benefit retirement plan. Mr. Maske participates in one defined benefit retirement plan sponsored by the Company’s German subsidiary. Descriptions of these retirement plans can be found in the 2009 Pension Benefits Table and accompanying narrative included in this proxy statement.

Separation Agreement

Pursuant to the terms of Mr. Ward’s separation agreement, he received the bonus and cash severance payments shown in the Summary Compensation Table. Mr. Ward also continues to vest in his outstanding options and restricted stock awards until June 27, 2010, at which time he will be deemed to have retired, which will result in full vesting of his then unvested stock options (with 36 months to exercise them) and a pro-rata vesting of his then unvested restricted stock awards. Details of these awards are reflected in the 2009 Outstanding Equity Awards at Fiscal Year End Table of this proxy statement.

2009 Grant of Plan Based Awards Table

The following table sets forth the plan-based grants made during the fiscal year ended January 2, 2010.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(i)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(j)(4)	Exercise or Base Price of Option Awards ($/sh)(k)	Grant Date Fair Value of Options and Awards ($)(l)(5)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)
R. Scott Trumbull	03-05-09	159,378	637,513	956,270	138,750	277,500	277,500	0	100,000	17.34	581,861
John J. Haines	03-05-09	42,188	168,753	275,005	N/A	N/A	N/A	0	20,492	17.34	119,235
Peter C. Maske	03-05-09	61,022	244,087	397,771	90,350	180,700	180,700	0	31,724	17.34	184,589
Gregg C. Sengstack	03-05-09	57,798	231,192	393,082	68,875	137,750	137,750	4,000	31,724	17.34	273,029
Robert J. Stone	03-05-09	48,348	193,392	315,158	64,375	128,750	128,750	0	31,724	17.34	184,589
Gary D. Ward	03-05-09	35,101	140,403	228,804	46,425	92,850	92,850	0	17,049	17.34	99,201
(1) The amounts reflected in the non-equity incentive compensation estimate for 2009 were established under the Executive Officer Annual Incentive Bonus Program. The estimated payouts shown in the Table were based on performance in 2009, which has now occurred. Thus, the amounts shown in “threshold”, “target”, and “maximum” columns reflect the range of potential payouts when the performance goals were set in early 2009. Actual amounts paid for 2009 are reflected in the Summary Compensation Table. A description of this program can be found in the “Compensation Discussion and Analysis” section of this proxy statement.
(2) The amounts reflected in the equity incentive compensation estimate for 2009 were established under the Long-Term Bonus Program. Payouts under this program occurred in 2009 based on the level of attainment of performance goals set for 2004-2008. A description of this program, including the number of shares of stock that were awarded, can be found in the narrative discussion following the Summary Compensation Table.
(3) Mr. Sengstack received a restricted stock award for 4,000 shares. The award vests on April 28, 2012 if he is still employed on such date.
(4) The exercise price for grants of stock options is determined using the closing price of the Company’s Common Stock on the date of grant. The option grants expire after ten years and are vested over four years, at 25% per year. Vesting is accelerated upon a change in control of the Company, death, disability or retirement.
(5) The grant date fair value of the stock options and stock awards shown in the above table was computed in accordance with FASB Codification Topic 718 and represents the grant date fair value of the grants made in 2009.

2009 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth the outstanding equity awards as of January 2, 2010.

Name (a)	Option Awards(1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise price ($/sh)(d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(g)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(h)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(i) (4)
R. Scott Trumbull	20,000 80,430 60,800 30,200 13.875 7,250 14,325 0	0 0 0 0 4.625 7,250 42,975 100,000	24.9755 24.005 29.95 40.93 45.90 48.87 32.19 17.34	04-19-2012 01-01-2013 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019	N/A	N/A	16,100	467,705
John J. Haines	2,500 0	7,500 20,492	40.45 17.34	05-01-2018 03-05-2019	8,000(2)	232,400	N/A	N/A
Peter-Christian Maske	9,600 6,750 2,925 1,800 3,825 0	0 0 975 1,800 11,475 31,724	29.95 40.93 45.90 48.87 32.19 17.34	02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019	N/A	N/A	3,700	107,485
Gregg C. Sengstack	55,000 26,000 16,000 16,000 9,000 2,925 1,800 3,825 0	0 0 0 0 0 975 1,800 11,475 31,724	16.125 19.6375 24.075 29.95 40.93 45.90 48.87 32.19 17.34	07-28-2010 12-13-2011 12-13-2012 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019	4,000(3)	116,200	3,700	107,485
Robert J. Stone	40,000 7,200 5,450 2,925 1,800 3,825 0	0 0 0 975 1,800 11,475 31,724	16.125 29.95 40.93 45.90 48.87 32.19 17.34	07-28-2010 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019	N/A	N/A	13,700	397,985
Gary D. Ward	10,000 5,800 5,450 1,950 1,150 2,225 0	0 0 0 650 1,150 6,675 17,049	24.075 29.95 40.93 45.90 48.87 32.19 17.34	12-13-2012 02-12-2014 02-10-2015 02-17-2016 02-09-2017 02-28-2018 03-05-2019	N/A	N/A	2,450	71,172
(1) Each option grant has a ten-year term and vests pro rata over four or five years beginning on the first anniversary of the grant date. Options with grant dates prior to January 1, 2005 vest over five years, and options with grant dates after January 1, 2005 vest over four years. Vesting is accelerated upon a change in control of the Company. Pursuant to his separation agreement, Mr. Ward’s options will vest on June 27, 2010. Exercise prices are determined using the closing price of the Company’s Common Stock on the date of grant.
(2) Mr. Haines received a restricted stock award for 8,000 shares on April 14, 2008. The award vests on April 14, 2012.
(3) Mr. Sengstack received a restricted stock award for 4,000 shares on April 28, 2009. The award vests on April 28, 2012.
(4) The market value of the stock awards was determined using the closing price of the Company’s common stock on January 2, 2010 ($29.05 per share).
(5) These restricted stock awards generally vest on the fourth anniversary of the grant date, provided that the Company’s return on invested capital at the end of the four-year vesting period exceeds the average return on invested capital of a peer group of companies (Flowserve Corporation; ITT Corporation; Pentair, Inc.; Regal Beloit Corporation; A.O. Smith Corporation; The Gorman Rupp Company; The KSB Group; Ebara Corporation; and Grundfos Group), over the same four-year period. Vesting is accelerated upon a change in control of the Company. The awards vest as follows for each name executive officer:
• Mr. Trumbull:                                  February 11, 2011 (9,400 shares); February 17, 2010 (6,700 shares)
• Mr. Maske:                                      February 11, 2011 (2,300 shares); February 17, 2010 (1,400 shares)
• Mr. Sengstack:                                February 11, 2011 (2,300 shares); February 17, 2010 (1,400 shares)
• Mr. Stone:                                        February 11, 2011 (2,300 shares); February 17, 2010 (1,400 shares); March 3, 2010 (10,000 shares)
• Mr. Ward:                                        February 11, 2011 (1,500 shares) (pursuant to his separation agreement, Mr. Ward will vest in 1,250 of these shares on June 27, 2010 and the remaining shares will be forfeited); February 17, 2010 (950)

2009 Option Exercises and Stock Vested Table

The following table sets forth the exercised options and vested awards for the fiscal year ended January 2, 2010.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)(1)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Gary D. Ward	12,000	158,175	0	0
(1) Represents the difference between the closing price of the stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

2009 Pension Benefits Table

The following table sets forth (i) the years of service currently credited to each named executive officer under the Company’s pension plans and (ii) the present value of the accumulated benefit payable under each pension plan to each of the named executive officers upon retirement.

Named Executive Officer (a)	Plan (b)	Number of Years of Credited Service (c)	Present Value of Accumulated Benefit ($)(d)(2)	Payments During Last Fiscal Year ($)(e)
R. Scott Trumbull	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	7.0 7.0 12.0(1)	18,833 57,367 4,137,731	0 0 0
John J. Haines	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	N/A 2.0 2.0	N/A(4) 10,773 3,969	0 0 0
Peter-Christian Maske	Basic Retirement Plan Cash Balance Pension Plan F.E. Europa GmbH Pension Plan	4.0 4.0 30.0	10,835 102,715 1,235,466(3)	0 0 0
Gregg C. Sengstack	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	21.0 21.1 21.1	41,603 296,720 1,203,343	0 0 0
Robert J. Stone	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	17.3 9.5 9.5	24,851 67,880 43,850	0 0 0
Gary D. Ward	Basic Retirement Plan Cash Balance Pension Plan Pension Restoration Plan	22.3 22.3 22.3	41,136 291,196 465,123	0 0 0
(1) In the Pension Restoration Plan, Mr. Trumbull is credited with his years of service on the Board for purposes of vesting and benefit accruals. $558,643 of column (d) is attributable to this additional credited service.
(2) The amounts in this column are based on a retirement age of 65 for Messrs. Trumbull, Haines, Maske and Ward, and a retirement age of 62 for Messrs. Sengstack and Stone, since these are the ages at which each executive can retire and receive benefits without any reduction due to age.
(3) This amount was converted to USD at the December 31, 2009, Euro exchange rate of 1.433.
(4) Mr. Haines is ineligible for the Basic Retirement Plan.

Basic Retirement Plan

The Basic Retirement Plan is a tax-qualified pension plan that covers U.S. employees of the Company and its affiliates, including the named executive officers who were hired before February 21, 2006. The Basic Retirement Plan provides each eligible named executive officer with a monthly single life annuity commencing at normal retirement age (age 65) equal to the number of years of credited service times $25. Participants are eligible to receive benefits after completing five years of vesting service. Participants who terminate employment after age 55 with 10 years of vesting service are eligible to receive early retirement benefits that are reduced to reflect commencement prior to age 65. Participants who terminate employment on or after age 62 with 25 years of vesting service are eligible to receive early retirement benefits that are unreduced for commencement prior to age 65. Participants with five years of vesting service who terminate employment and are not eligible to receive early retirement benefits are eligible for benefits commencing at age 65. No named executive officer is currently eligible for early retirement benefits.

The benefit formula calculates the benefit payable in a single life annuity form, which is the normal form of benefit for unmarried participants. The normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the single life annuity form.

Mr. Maske has an accrued benefit under the Basic Retirement Plan based on his prior service as a U.S. employee. As a current employee of the Company’s German subsidiary, he no longer accrues benefits under the Basic Retirement Plan, but is covered by the pension plan maintained by the German subsidiary. Mr. Haines is not eligible to participate in the Plan because he was hired after February 21, 2006.

Cash Balance Pension Plan

The Cash Balance Pension Plan is a tax-qualified pension plan that covers all U.S. employees of the Company and its affiliates who are classified as “exempt” and who are not covered by a collective bargaining agreement, which includes each named executive officer. An account is maintained for each participant under the Plan, which consists of (i) an opening account balance equal to the then present value of the participant's accrued benefit, if any, earned as of December 31, 1999 under one of the Company’s prior pension plans, (ii) annual contributions made by the Company as of the end of each calendar year that range from 3% to 12% of the participant’s compensation (based on the participant’s credited service); (iii) annual transitional credits made by the Company from 2000-2004 equal to 6% of compensation of each participant whose age and years of vesting service as of December 31, 1999 totaled 45 or more; and (iv) annual interest credits made by the Company as of the end of each calendar year, based on the 30-year Treasury securities rate for the November preceding each such year (subject to a minimum interest rate of 4.5%).  Compensation includes wages subject to withholding, excluding income recognized in connection with the Company’s stock based plans, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (in accordance with Internal Revenue Code limits, the maximum compensation taken into account in determining benefits was limited to $245,000 in 2009).

Participants are eligible to receive benefits after completing five years of service. They can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until age 65. Any accounts remaining in the Cash Balance Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for unmarried participants is a single life annuity, and the normal form of benefit payment for married participants is a 50% joint and survivor annuity. Participants, with spousal consent if applicable, can waive the normal form and elect to have benefits paid in various annuity forms, which are the actuarially equivalent of the normal form, or in a lump sum.

Mr. Maske has an accrued benefit under the Cash Balance Pension Plan based on his prior service as a U.S. employee. He currently accrues pension benefits under the pension plan maintained by the Company’s German subsidiary.

Pension Restoration Plan

The Pension Restoration Plan is an unfunded, non-qualified pension plan that is intended to provide an employee with the portion of his benefits that cannot be paid under the Cash Balance Pension Plan or the Contributory Retirement Plan (the predecessor to the Cash Balance Pension Plan) due to Internal Revenue Code limitations on the amount of compensation that can be taken into account in determining benefits under, and the amount of benefits that can be paid from, tax-qualified pension plans. The Plan covers U.S. employees who are selected by the Employee Benefits Committee to participate, which includes all of the named executive officers except Mr. Maske.

The benefits of Mr. Trumbull, Mr. Sengstack and Mr. Ward are based on the formula in effect under the Contributory Retirement Plan on December 31, 1999, but without regard to the Internal Revenue Code limits. This formula is based on the employee’s credited service and final three-year average compensation, with an offset for benefits provided by the Cash Balance Pension Plan. There is a minimum benefit whereby if the monthly benefit amount paid to the employee under the Basic Retirement Plan, Cash Balance Pension Plan, Pension Restoration Plan and Social Security is less than a designated percentage  of the employee’s three-year final average compensation, the difference is paid from the Pension Restoration Plan. The current designated percentage (which is based on years of service at retirement) for Mr. Trumbull is 40% (assuming retirement at age 65), Mr. Sengstack is 50% (assuming retirement at age 62) and Mr. Ward is 45% (based on his July 31, 2009, termination date).

The benefits of Mr. Haines and Mr. Stone are determined by applying the Cash Balance Pension Plan formula for all eligible compensation (including compensation in excess of the Code limits), offset for the benefits provided by the Cash Balance Pension Plan.

The benefit accrued under the Pension Restoration Plan is paid upon termination of employment as follows: (i) if the lump sum value is less than $1,000,000, it will be paid in a lump sum within 90 days following termination; (ii) if the lump sum value is more than $1,000,000 but less than $2,000,000, one-half of the benefit will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, and the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination; (iii) if the lump sum value is $2,000,000 or more, one-third will be paid within 90 days following termination, the remaining benefit will be paid as a single life annuity over the first 12 months following termination, one-half of the benefit remaining at the end of the 12-month period will be paid in a lump sum on the first anniversary of termination, the remaining benefit will be paid as a single life annuity over the second 12-month period following termination and the benefit remaining at the end of the second 12-month period will be paid in a lump sum on the second anniversary of termination. If the participant is deemed to be a “key employee” as defined by the Internal Revenue Code, any distribution that is payable due to termination of employment will be delayed for six months following the date of such termination. Notwithstanding the foregoing, upon a change in control of the Company, all participants become fully vested in their benefits, all benefits will be paid in a lump sum within 60 days after the change in control and active participants will have three years of additional age and service credits in determining benefits.

 Franklin Electric Europa GmbH Pension Plan

Mr. Maske is covered by a pension plan sponsored by the Company’s German subsidiary, which provides benefits in addition to those provided under a German government sponsored pension plan. The governmental plan provides benefits based on a participant’s compensation up to a certain limit (Euros 63,600 in 2009). The pension plan of Franklin Electric Europa GmbH provides a monthly annuity benefit payable at normal retirement (age 65) equal to 1/12 of (i) the participant’s five-year average compensation less the compensation taken into account under the governmental plan, times (ii) 1.5%, times (iii) the participant’s years of credited service. Participants age 60 or older with five years of vesting service may retire and commence receiving a reduced benefit.

Pension Plan Assumptions

The assumptions used in calculating the present value of the accumulated pension benefits are set forth in Footnote 8 to the Company’s Annual Report to Shareholders for the year ended January 2, 2010. The Company does not grant additional years of credited service under its pension plans, other than the additional years of service credited to Mr. Trumbull (as described in Footnote 1 of the 2009 Pension Benefits Table), which was intended to ensure full vesting and benefits in the first years of his employment.

2009 Nonqualified Deferred Compensation

The following table sets forth (i) the contributions made by each named executive officer and the Company in 2009, (ii) the earnings on the account balances as of January 2, 2010 and (iii) the account balances as of January 2, 2010 under the Company’s Deferred Compensation Plan.

Name (a)	Executive Contribution in Last Fiscal Year (b)(1)	Company Contribution in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year (d) (2)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last Fiscal Year End (f)
R. Scott Trumbull	$300,000	$0	$67,158	$0	$367,158
(1) The amount of the executive contributions reported in this column is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2008.
(2) The earnings reported in this column are not included in the Summary Compensation Table.

On December 12, 2008, the Company adopted the Deferred Compensation Plan. The Plan permits executive officers of the Company to elect each year to defer up to 90% of their bonus awards and up to 50% of their salary. The Company does not contribute any amounts to the Plan. Deferred amounts are credited to a notional account maintained on behalf of the participant, which is adjusted for earnings and losses based on investment funds made available under the Company’s 401(k) plan, as elected by the participant. A participant’s Plan account will be distributed to him as soon as practicable after the first of the month following termination of employment (provided that distribution to a “key employee” as defined in Section 409A of the Internal Revenue Code will be deferred for six months).

Mr. Trumbull is the only named executive officer who has elected to participate in the Plan and he has elected to defer $300,000 of the bonus payable to him in February 2009 under the Company’s Executive Officer Annual Incentive Cash Bonus Plan. This deferred amount is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Potential Payments upon Termination or Change in Control of the Company

The Company provides benefits to certain of the named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described as follows:

Employment Agreements

The employment agreements of Messrs. Trumbull, Haines and Sengstack are three-year agreements, which automatically renew for an additional year unless either party provides advance written notice of an election not to extend the term.

The agreements provide the following severance benefits under the described termination scenarios:

•
Termination – Nonrenewal of Employment Agreement. If the executive terminates his employment at any time during the term of the agreement after receipt of notice from the Company of its decision to not extend the term, he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year (or, in the case of Mr. Trumbull, later payment of a pro-rata portion of the bonus payable for the year of termination), an immediate payment equal to 12 months of his then current salary and one times the bonus paid for the preceding year, immediate vesting of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period.

•
Termination – Prior to a Change in Control. If a Change in Control of the Company (as defined in the agreements) has not occurred and the executive’s employment is terminated by the Company for other than “Cause” or the executive terminates his employment for “Good Reason,” he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year (or, in the case of Mr. Trumbull, later payment of pro-rata portion of the bonus payable for the year of termination), an immediate payment equal to 18 months of his then current salary and one and one-half times the bonus paid for the preceding year (12 months and one times the bonus paid for the preceding year for Mr. Haines), immediate vesting of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period.

•
Termination – Following a Change in Control. If following a Change in Control of the Company (as defined in the agreements) the executive’s employment is terminated within two years of the Change in Control by the Company for other than Cause or by the executive for Good Reason, or the executive terminates his employment at any time during the 13th month following the Change in Control, he is entitled to an immediate payment equal to a pro-rata portion of the bonus paid for the preceding year, an immediate payment equal to 36 months of his then-current salary and three times the bonus paid for the preceding year (24 months and two times the bonus paid for the preceding year for Mr. Haines), immediate vesting and cash out of all outstanding stock options, and continued participation in all of the Company’s employee benefit plans for the applicable severance period, and a gross-up payment to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit under the agreement.

For purposes of the employment agreements:

•
“Good Cause” means the executive’s death or disability, his fraud, misappropriation of, or intentional material damage to, the property or business of the Company, his commission of a felony likely to result in material harm or injury to the Company, or his willful and continued material failure to perform his obligations.

•
“Good Reason” exists if (a) there is a change in the executive’s title or a significant change in the nature or the scope of his authority, (b) there is a reduction in the executive’s salary or retirement benefits or a material reduction in the executive’s compensation and benefits in the aggregate, (c) the Company changes the principal location in which the executive is required to perform services to more than fifty miles away, (d) the executive reasonably determines that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority or duties attached to his positions, or (e) any purchaser of substantially all of the assets of the Company declines to assume the obligations under the employment agreement.

The employment agreement of Mr. Maske continues until he attains the age of 65 or is entitled to receive state pension benefits. If Mr. Maske is unable to perform his duties due to illness not caused by him, he is entitled to receive continued salary for six months. In addition, upon his death, his spouse or other beneficiary is entitled to receive Mr. Maske’s continued salary for three months. The Company or Mr. Maske can terminate the agreement early, by giving six months prior notice. In such case, the Company will continue to pay his then-annual compensation and continue to provide health benefits for six months from the termination notice (or in the event of a termination in connection with a change in control of the Company, for 24 months following the earlier of the termination or change in control).

Employment Security Agreements

Certain executives, including Mr. Stone, are party to an employment security agreement (ESA) with the Company. Each ESA provides that if within two years after a change in control (as defined in the ESA) the Company terminates the executive’s employment for any reason other than cause, or the executive terminates his employment with the Company for good reason (as defined in the ESA), the executive is entitled to the following:

(i)
a lump sum payment equal to the sum of two times the executive’s base salary, a pro-rata portion of the executive’s target bonus for the current year (based on the termination date), and two times the executive’s target bonus for the current year;

(ii)
a lump sum payment equal to the increase in benefits under the Company’s tax-qualified and supplemental retirement plans that results from crediting the executive with additional service for 24 months (or, if earlier, until age 65);

(iii)	immediate vesting of all stock-based awards and deemed satisfaction of all performance-based awards;
(iv)	continued coverage under the Company’s health and welfare plans for 24 months following termination (or, if earlier, until age 65);
(v)	12 months of executive outplacement services (not to exceed $50,000) with a professional outplacement firm selected by the Company; and
(vi)
a gross-up payment to cover any excise and related income tax liability under Section 280G of the Internal Revenue Code as a result of payments made or benefits provided under the ESA (except that if the payments and benefits subject to Section 280G are less than 110% of the amount that could be paid without incurring Section 280G liability, the payments under the ESA will be reduced so that no such liability will be incurred).

For purposes of the ESAs:

•
“Good Cause” means the executive’s intentional and material misappropriation of, or damage to, the property or business of the Company, his conviction of a criminal violation involving fraud or dishonesty or of a felony that causes material harm or injury to the Company, or his willful and continuous failure to perform his obligations under the ESA that is not cured.

•
“Good Reason” means a material reduction in the executive’s salary or retirement benefits or a material reduction in his compensation and benefits in the aggregate, or any purchaser of substantially all of the assets of the Company declines to assume all of the Company’s obligations under the ESA.

Mr. Ward was party to an ESA prior to the termination of his employment with the Company. The terms of his separation from the Company are described in “Compensation Discussion and Analysis – Separation Agreement”.

Pension Restoration Plan

The Pension Restoration Plan, in which all named executive officers other than Mr. Maske participate, provides that upon a Change in Control of the Company (as defined in the Plan), (i) all participants will become 100% vested in their benefits, which will be paid in an immediate lump sum within 60 days, and (ii) active participants will have three years of additional credit for age and service in determining their benefits under the Plan.

Stock Plan

The Company’s Stock Plan provides that upon a Change in Control of the Company all outstanding awards become fully vested, all restrictions on any awards terminate or lapse and performance goals applicable to stock awards will be deemed satisfied at the highest level.

The tables set forth below quantify the additional benefits described above that would be paid to each named executive officer pursuant to the arrangements described above under the following termination scenarios, assuming a non-renewal on the employment agreement, termination of employment and/or change in control occurred on January 2, 2010.

Termination – Nonrenewal of Employment Agreement
Name (a)	Salary ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Accelerated Vesting of Options ($)(d)	Additional Retirement Benefits ($)(e)(1)	Continued Benefit Plan Coverage ($)(f)
R. Scott Trumbull	637,500	905,265	1,171,000	305,724	11,877
John J. Haines	250,000	320,000	239,960	18,416	11,207
Peter-Christian Maske	0	0	371,489	0	0
Gregg C. Sengstack	312,000	562,304	371,489	278,102	8,159
Robert J. Stone	0	0	371,489	0	0
(1) Represents additional accruals under defined benefit pension plans and employer contributions under the 401(k) plan.

Termination – Prior to a Change in Control
Name (a)	Salary ($)(b)		Non-Equity Incentive Plan Compensation ($)(c)	Accelerated Vesting of Options ($)(d)	Additional Retirement Benefits ($)(e)(1)	Continued Benefit Plan Coverage ($)(f)
R. Scott Trumbull	956,250		1,300,203	1,171,000	715,767	17,816
John J. Haines	250,000		320,000	239,960	18,416	11,207
Peter-Christian Maske	194,690	(2)	0	371,489	0	4,278
Gregg C. Sengstack	468,000		702,880	371,489	389,333	12,238
Robert J. Stone	0		0	371,489	0	0
(1) Represents additional accruals under defined benefit pension plans and employer contributions under the 401(k) plan.
(2) Mr. Maske’s salary was converted to USD at the December 31, 2009 Euro exchange rate of 1.433.

Termination – Following a Change in Control
Name (a)	Salary ($)(b)		Non-Equity Incentive Plan Compensation ($)(c)	Vesting of Restricted Stock ($)(d)	Accelerated Vesting and Cash Out of Options ($)(e)	Additional Retirement Benefits Credits ($)(f)(1)	Continued Benefit Plan Coverage ($)(g)	Outplace-ment Services ($)(h)	Gross Up ($)(i)
R. Scott Trumbull	1,912,500		3,159,500	273,070	1,171,000	1,636,878	35,632	0	0
John J. Haines	500,000		480,000	232,400	239,960	36,833	22,413	0	0
Peter-Christian Maske	778,761	(2)	631,411	66,815	371,489	0	17,113	0	0
Gregg C. Sengstack	936,000		1,124,608	183,015	371,489	374,714	22,930	0	978,931
Robert J. Stone	573,000		580,163	66,815	371,489	62,286	0	50,000	0
(1) Represents additional accruals under defined benefit pension plans and employer contributions under the 401(k) plan.
(2) Mr. Maske’s salary was converted to USD at the December 31, 2009, Euro exchange rate of 1.433.

DIRECTOR COMPENSATION

The following table sets forth the compensation received by the Company’s non-employee directors for the year ended January 2, 2010.

Name (a)	Fees Earned or Paid in Cash ($)(b)		Stock Awards ($)(c)(2)	Option Awards ($)(d)(3)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)(4)	All Other Compensation ($)(g)	Total ($)(h)
Jerome Brady	56,000		80,000	0	N/A	2,664	0	138,664
David T. Brown	54,500	(1)	80,000	0	N/A	949	0	135,449
David Roberts	54,500		80,000	0	N/A	572	0	135,072
David Wathen	56,500	(1)	80,000	0	N/A	6,358	0	142,858
Howard Witt	55,000		80,000	0	N/A	0	0	135,000
Thomas Young	53,000		80,000	0	N/A	0	0	133,000
(1) Mr. Brown deferred $54,500 and Mr. Wathen deferred $35,000 of fees into the Directors’ Deferred Compensation Plan.
(2) The amounts in column (c) are the grant date fair value, of the stock awards granted to the non-employee directors, computed in accordance with FASB Codification Topic 718 and represent the Company’s total expense of grants made in 2009. Messrs. Brady, Roberts, Witt, and Young received an award of 3,618 shares. Messrs. Brown and Wathen elected to defer their stock award into the Directors’ Deferred Compensation Plan.
(3) No options were granted to non-employee directors in 2009. As of January 2, 2010, the non-employee directors held the following options: Mr. Brady: 56,000; Mr. Roberts: 8,000; and Mr. Witt: 36,000.
(4) The amounts in column (f) represent 2009 earnings credited under the Non-Employee Directors’ Deferred Compensation Plan.

Retainer and Fees

Non-employee directors are paid an annual retainer of $35,000, payable in either cash or stock, plus a fee of $1,500 for each Board and Board committee meeting attended. The Audit Committee chairman receives an additional fee of $6,000 and the Management Organization and Compensation and the Corporate Governance Committee chairmen receive an additional fee of $3,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

Stock Awards

Non-employee directors participate in the Franklin Electric Co., Inc. Stock Plan. In 2009, each non-employee director received an award of 3,618 shares of the Company’s Common Stock, which vested immediately upon grant and had a market value of $80,000 on the April 28, 2009 date of grant.

Deferred Compensation

Non-employee directors may participate in the Non-Employee Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, each non-employee director may elect to defer, for each calendar year, all of his or her annual retainer, fees and stock award until his or her service on the Board terminates. At the time the director makes the deferral election, he must elect to have the deferred retainer and fees either (i) credited with interest on a monthly basis at the rate in effect for the Wells Fargo Stable Return Fund or (ii) converted into stock units, with credits equal to the cash that would have been paid had the units been actual shares of Common Stock owned by the director. Deferred stock awards will also be converted into stock units and credited with dividends.

Consulting Directors’ Plan

The Company maintained a Consulting Directors’ Plan for non-employee directors who retire from Board service at age 70 or older. Under this Plan, each director was eligible to enter into a consulting agreement with the Company pursuant to which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director’s fee in effect at retirement. The consulting director can receive this fee for up to the same number of years that he served as director. The Company amended the Consulting Directors’ Plan to (i) limit future participation to the Company’s non-employee directors first elected before 2003 (Messrs. Brady and Witt), and (ii) base the consulting fees on the retainer amount in effect as of June 1, 2006 and years of service as a director as of June 1, 2006.

Stock Ownership Guidelines

In 2006, the Board of Directors approved stock ownership guidelines for the non-employee directors, pursuant to which they are required to maintain direct ownership in the Company’s common stock with a value equal to four times their annual retainer. An individual has five years to comply with these guidelines. All shares held directly or beneficially, including stock awards, shares acquired upon exercise of stock options and shares credited under the Non-Employee Directors’ Compensation Plan, count toward these guidelines. Stock options do not count toward these guidelines. All non-employee directors either meet or exceed these guidelines, or are on track to meet them within the five-year period.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets forth information about the Company’s equity compensation plans as of February 26, 2010.

Plan Category (a)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights (b)	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights ($)(c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column [b]) (d)
Equity Compensation Plans Approved by Securities Holders(1)	1,993,897	$26.79	649,720
Equity Compensation Plans Not Approved by Security Holders(2)	32,757	n/a	67,243
(1) This Plan category includes the following plans: Franklin Electric Co., Inc. Stock Option Plan (0 shares remain available for issuance) and Franklin Electric 2009 Amended & Restated Stock Plan (649,720 shares remain available for issuance).
(2) This Plan category includes the Non-Employee Directors’ Deferred Compensation Plan, adopted in 2000 and described above under the caption Director Compensation. The information included in column (a) represents shares underlying stock units, payable on a one-for-one basis, credited to the directors’ respective stock unit accounts as of February 26, 2010. Non-employee directors may elect to receive the distribution of stock units in cash or in shares of the Company’s Common Stock.

PROPOSAL 2: APPROVAL OF
FRANKLIN ELECTRIC CO., INC. MANAGEMENT INCENTIVE PLAN

The Board of Directors of the Company has approved, subject to the approval of the Company’s shareholders, the Franklin Electric Co., Inc. Management Incentive Plan (the “MIP”).

Shareholders are being asked to approve the MIP to ensure that bonuses paid under the MIP will qualify as “performance-based” compensation under Section 162(m) of the Code and thus be fully deductible by the Company for federal income tax purposes. Section 162(m) and related guidance generally preclude a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to certain executives. These executives are the Company’s chief executive officer and three other highest paid executives, other than the chief financial officer, who are the named executive officers listed in the Summary Compensation Table of the Company’s annual proxy statement. This restriction is subject to an exception for “performance-based” compensation that meets certain requirements, including a requirement that the “material terms of the performance goals” applicable to these named executive officers must be disclosed to and approved by shareholders before any compensation is paid to them. Shareholder approval of the MIP will constitute approval of the MIP’s “material terms of the performance goals” within the meaning of the regulations under Section 162(m). If the MIP is approved by shareholders, it will be effective beginning with the Company’s 2010 fiscal year and will remain in effect thereafter until terminated by the Board, provided that the material terms of the performance goals must be reapproved by shareholders every five years in order to retain qualification under Section 162(m). No compensation will be paid under the MIP to the named executive officers covered by the MIP unless and until the MIP is approved by shareholders.

The following is a summary of the MIP. It is qualified in its entirety by reference to the full text of the MIP, which is attached as Exhibit A to this proxy statement.

Description of the MIP

In General. The MIP is intended to work in connection with other incentive compensation arrangements of the Company, including the Executive Officer Annual Incentive Cash Bonus Plan (the “Bonus Plan”), pursuant to which bonuses are paid to eligible employees upon the attainment of performance goals. Its effect is to allow the Committee (defined below) to set a performance-based ceiling on such bonuses so that they will meet the deductibility requirements of Section 162(m).

Administration. The MIP is administered by the Management Organization and Compensation Committee, or such other committee appointed by the Board that is comprised of at least two “outside directors” as defined in Section 162(m) (the “Committee”). The Committee has full authority to select the employees eligible for bonus awards under the MIP, determine when the employee’s participation in the MIP will begin, establish the period over which performance will be measured and the performance goals pursuant to which bonus amounts will be determined, determine the amounts payable upon the attainment of the performance goals, and make all other decisions necessary for the proper administration of the MIP.

Eligibility. The MIP covers the Chief Executive Officer and the three other highest paid employees (other than the Chief Financial Officer) who are listed as named executive officers in the Company’s proxy statement and who are employed at the time the MIP criteria are established for the applicable year. The Committee also has the discretion to designate other employees as covered under the MIP. For 2010, only the four named executive officers currently employed by the Company (other than the Chief Financial Officer) will be covered by the MIP. These executives are Messrs. Trumbull, Maske, Sengstack and Stone.

Business Criteria. The MIP provides that on or before the 90th day of each fiscal year of the Company (or before 25% of the performance period has expired, if shorter than a fiscal year), the Committee will establish one or more performance goals to be attained for a performance period and the maximum bonus that may be paid to each participant if the performance goals are attained. The performance goals may be based on one or more of the following business criteria: cash flow; cash flow from operations; total earnings; earnings per share or earnings per share growth, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and/or amortization; earnings from operations; net contribution; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings or income; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; fixed costs; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return.  Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The Committee shall provide how any performance goal shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non recurring items, including: restructuring charges; changes in applicable laws, regulations or accounting principles; currency fluctuations; discontinued operations; non cash items, such as amortization, depreciation or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin off, split up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction.

After the end of a performance period, the Committee must approve final bonus awards and may not increase the amount of bonus opportunity, but has the discretionary authority to reduce the amount, in the aggregate or with respect to one or more individual components, taking into account individual and/or corporate performance. The Committee expects to exercise that discretion and thus does not anticipate that the maximum bonus opportunity will be paid to any participant. In no event, however, will a participant receive a bonus of more than $3,000,000 under the MIP for any fiscal year in a performance period. No award will be paid under the MIP for any performance period or portion thereof to a participant whose employment with the Company terminates during the year for a reason other than retirement, disability, death. In the event of a participant’s retirement, disability or death, the Committee may in its discretion approve a prorata bonus payment based on the bonus the participant would have received had he remained employed through the last day of the performance period.

Payment of Awards. Bonuses will be paid in cash to participants (or their beneficiaries in the event of death) prior to March 15 following the performance period for which the bonus was earned. In lieu of receiving the bonus payment directly, a participant can make an advance election to defer the bonus payment in accordance with the Company’s Deferred Compensation Plan.

For 2010, the Committee established Company operating income before restructuring (“Operating Income”) as the performance goal under the MIP, and established a bonus pool equal to 15% of Operating Income, with Mr. Trumbull eligible for a bonus opportunity equal to 40% of the bonus pool and each of the other three participants eligible for a bonus opportunity equal to 20% of the bonus pool. The Committee also established performance criteria for each participant pursuant to the parameters of the Bonus Plan, and expects to exercise its discretion to adjust the bonus pool amounts downward on the basis of the achievement of these criteria.

Bonuses payable under the MIP for the 2010 fiscal year and future years cannot currently be determined because they will depend on the attainment of specified performance goals and any exercise of discretion by the Committee to limit or reduce a participant’s award. If the MIP had been in effect for the 2009 fiscal year, then assuming the same performance criterion and the use of discretion to adjust the amounts as used in 2009 under the Bonus Pool, the bonuses that would have been paid to the participants under the MIP are the same amounts that were paid to them under the Bonus Plan for 2009. These amounts are set forth in the Summary Compensation Table in this proxy statement, in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns.

Amendment or Termination. The Board may amend or terminate the MIP at any time, without the consent of participants and without the approval of the shareholders of the Company, provided that no amendment or termination shall affect the Company’s obligation to pay any bonus amount after it has been earned by a participant.

Vote Required for Approval

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE
FRANKLIN ELECTRIC CO., INC. MANAGEMENT INCENTIVE PLAN

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which is composed solely of independent directors, is responsible, under guidelines established in the Audit Committee Charter (a copy of which is available on the Company’s website at www.franklin-electric.com under “Corporate Governance”), for overseeing the risk management of the Company, accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing: (i) the quality and integrity of the consolidated financial statements prepared by management; (ii) the performance of the internal audit function; and (iii) the qualifications, independence and performance of the Company’s independent registered public accounting firm.

In accordance with SEC rules the Audit Committee of the Company states that:

•
The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended January 2, 2010.

•
The Audit Committee has reviewed and discussed with Deloitte & Touche LLP, the matters required to be discussed by the Statement on Auditing Standards No. 114, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3526T.

•
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable independence rules of the PCAOB, and has discussed with Deloitte & Touche LLP the independent registered public accounting firm’s independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the SEC.

This report is submitted on behalf of all of the members of the Audit Committee:

Jerome D. Brady (Chairman)
David M. Wathen
Thomas L. Young

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2010 FISCAL YEAR

The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. Although shareholder ratification is not legally required, the Audit Committee believes it advisable to submit its decision to the shareholders. If the shareholders fail to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Deloitte & Touche LLP has acted as independent auditors for the Company since 1988.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examination of the Company’s financial statements.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $1,093,022 and $1,221,092, respectively, for the fiscal years ended January 2, 2010 and January 3, 2009.

Audit-Related Fees

The fees for professional services rendered by Deloitte for audits of the Company’s employee benefit plans and due diligence related to acquisitions were $21,044 and $375,928, respectively, for the fiscal years ended January 2, 2010 and January 3, 2009.

Tax Fees

The fees for tax services rendered by Deloitte were $18,022 and $82,650, respectively, for the fiscal years ended January 2, 2010 and January 3, 2009.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a Pre-Approval Policy for Audit, Audit-Related, and Non-Audit Services. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve services not prohibited by law up to a maximum of $10,000 individually or $50,000 in the aggregate, provided that the Audit Committee Chairman shall report any decisions to pre-approve services to the full Audit Committee at its next meeting. For the fiscal year ended January 2, 2010 the Company did not pay any fees for services pursuant to the exceptions to the pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2010 FISCAL YEAR.

STOCKHOLDER PROPOSALS

November 10, 2010 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company’s proxy statement for the 2011 Annual Meeting. Also, other proposals intended to be presented at the next Annual Meeting but not included in the Company’s proxy statement must be received by the Company no later than February 1, 2011 to be considered for presentation at that meeting. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

OTHER BUSINESS

Management has no knowledge of any other matters to be presented for action by the shareholders at the 2010 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 16, 2010

John J. Haines
Vice President, Chief Financial
Officer and Secretary

Exhibit A

Franklin Electric Co., Inc. Management Incentive Plan

I. PURPOSE

The purpose of the Franklin Electric Co., Inc. Management Incentive Plan (the “Plan”) is to advance the interests of Franklin Electric Co., Inc. (the “Company”) and its stockholders by providing certain of its key executives with incentive compensation, including annual compensation under the Executive Officer Annual Incentive Cash Bonus Program (the “Program”), that is tied to the achievement of preestablished performance goals. The Plan is intended to ensure that payments made under the Program or other incentive arrangements that may be established qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.

II. DEFINITIONS

As used in this Plan, the terms below shall have the following meanings ascribed to them:

2.1	“Board” shall mean the Board of Directors of the Company.

2.2	“Code” shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

2.3
“Committee” shall mean the Management Organization and Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan that is comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an “outside director” within the meaning of Section 162(m) of the Code.

2.4	“Company” shall mean Franklin Electric Co., Inc., an Indiana corporation.

2.5
“Covered Employee” shall mean an employee of the Company or its affiliates who is a “covered employee,” as defined in Section 162(m) of the Code and the Regulations, or other guidance promulgated by the Internal Revenue Service under Section 162(m) of the Code, or any successor statute, and such other key executives as the Committee shall determine.

2.6
“Disability” shall mean disability as defined under the Company’s long-term disability insurance plan under which the Participant is then covered or, if the Participant is not covered under such a plan, shall have the meaning set forth in Code Section 22(e)(3).

2.7
“Incentive Bonus” shall mean, for each Participant, an annual bonus to be paid under the Program, or if applicable, a bonus to be paid under another arrangement approved by the Committee, in each case in the amount determined by the Committee pursuant to Article V below.

2.8	“Maximum Potential Incentive Bonus” shall mean, with respect to any Participant for any fiscal year, $3,000,000.

2.9	“Participant” means, with respect to any Performance Period, a Covered Employee who has been designated as eligible to participate in the Plan for such Performance Period in accordance with Section 4.

2.10	“Performance Goal(s)” means a measurement established with respect to one or more Performance Measures.

2.11
“Performance Measures” means, with respect to any Performance Period, one or more of the following, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share or earnings per share growth, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation and/or amortization; earnings from operations; net contribution; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings or income; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; fixed costs; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance Goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items, including: restructuring charges; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance based compensation within the meaning of Code Section 162(m) with respect to a Covered Employee.

2.12	“Performance Period” means the Company’s fiscal year, or such other period as determined by the Committee.

2.13	“Regulations” shall mean the Treasury Regulations promulgated under the Code, as amended from time to time.

2.14
“Retirement” shall mean termination of employment with the Company and its affiliates which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 55 or older with 10 or more years of service with the Company and its affiliates. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company or an affiliate or an anniversary of such date.

III. ADMINISTRATION

The Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer the Plan and shall have the exclusive right to establish, adjust, pay or decline to pay an Incentive Bonus for each Participant. Such power and authority shall include the right to exercise discretion to reduce but not to increase the Incentive Bonus payable to a Participant; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Bonus that is payable to any other Participant. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, its subsidiaries, any Participant and any person claiming any benefit or right under the Plan. The Committee, in its discretion, may delegate its authority under the Plan to any senior executive officer of the Company with respect to Participants who are not senior executive officers or Covered Employees.

IV. ELIGIBILITY AND PARTICIPATION

The Committee shall designate the employees or classes of employees of the Company and its affiliates who shall be eligible “Participants” in the Plan for a Performance Period.

V. OPERATION OF THE PLAN

5.1
Awards. Not later than the 90th day of each fiscal year of the Company (or before 25% of the Performance Period has expired, if such Performance Period is shorter in duration than a fiscal year), the Committee shall designate, in writing, (i) the Performance Goal(s) to be attained for such Performance Period, the attainment of which will result in Participant’s eligibility for an Incentive Bonus, and (ii) the maximum amount of Incentive Bonus which may be available for payout to each Participant based upon the attainment of the Performance Goal(s).

5.2
Committee Certification. As soon as reasonably practicable after the end of each Performance Period, but in no event later than two and one-half months following the end of the fiscal year that includes the Performance Period, the Committee shall certify, in writing, (i) whether and to what extent the Performance Goal(s) described in Section 5.1 were satisfied, and (ii)  the amount available for each Participant’s Incentive Bonus for such Performance Period based upon the level of attainment of such Performance Goal(s). The Committee may in its discretion authorize payment to a Participant of less than the amount available and may provide that a Participant will not receive any payment with respect to an Incentive Bonus opportunity. In exercising its discretion, the Committee may consider such factors as it deems appropriate.

5.3
Termination of Employment. If a Participant’s employment terminates prior to the last day of a Performance Period, no Incentive Bonus will be payable to such Participant with respect to such Performance Period, provided that the Committee may determine that if a Participant’s employment with the Company and subsidiaries terminates during the Performance Period due to Retirement, death, or Disability, the Participant shall be entitled to receive a pro rata portion of the Incentive Bonus for such Performance Period in an amount equal to the Incentive Bonus the Participant would have received had he remained employed until the end of the Performance Period, prorated based on the number of days in the Performance Period prior to the Participant’s termination of employment.

5.4
Payment of Incentive Bonuses. The amount of the Incentive Bonus actually paid to a Participant for a Performance Period shall not exceed the lesser of (i) the amount determined as payable by the Committee under Section 5.1 for the Performance Period or (ii) the Maximum Potential Incentive Bonus. Incentive Bonuses shall be paid in cash at such times and on such terms as are determined by the Committee in its sole and absolute discretion, but in no event later than two and one-half months following the fiscal year that includes the Performance Period.

VI. GENERAL PROVISIONS

6.1
No Right to Continued Employment. Neither the establishment of the Plan, the provision for or payment of any amounts hereunder, nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person any legal right to continue to serve as an officer or employee of the Company or any affiliate of the Company. The Company expressly reserves any and all rights to discharge any Participant without incurring liability to any person under the Plan or otherwise.

6.2
Withholding. The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Bonus.

6.3
Nontransferability. Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

6.4
Unfunded Plan. The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant’s rights to payment under the Plan shall be limited to those of a general creditor of the Company.

6.5
Repayment/Forfeiture of Incentive Bonus. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) any Participant whose Incentive Bonus is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, and (b) any Participant who the Committee determines either knowingly engaged in or failed to prevent the misconduct, or whose actions or inactions with respect to the misconduct and restatement constituted gross negligence, shall be required to reimburse the Company the amount of any payment of any Incentive Bonus earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. To the extent such Incentive Bonus was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the Participant, the amount of bonus deferred (and any earnings thereon) shall be forfeited.

6.6	Adoption, Amendment, Suspension and Termination of the Plan.

6.6.1
The Plan shall be effective for the fiscal year of the Company commencing January 1, 2010 and shall continue in effect until terminated as provided below; provided, however, any Award to a Covered Employee shall be contingent on stockholder approval of the Plan at the Company’s 2010 Annual Meeting of Stockholders. If the Plan is not approved by stockholders at the Company’s 2010 Annual Meeting of Stockholders, any awards granted under the Plan to Covered Employees shall be null and void and of no effect.

6.6.2
Subject to the limitations set forth in Section 6.6.3 below, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code.

6.6.3
No amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, materially, adversely alter or impair any rights or obligations under any Incentive Bonus previously earned and awarded under the Plan.

6.7
Governing Law. The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the State of Indiana, other than the choice of law rules thereof.

Franklin Electric

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19405-P87977-Z51493 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FRANKLIN ELECTRIC CO., INC.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect as Directors of Franklin Electric Co., Inc. the following nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) R. Scott Trumbull
02) Thomas L. Young

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve Franklin Electric Co., Inc. Management Incentive Plan.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche, LLP as independent registered public accounting firm for the 2010 fiscal year.	☐	☐	☐
4. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted "FOR" items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M19406-P87977-Z51493

FRANKLIN ELECTRIC CO., INC.
Annual Meeting of Shareholders
April 30, 2010
This proxy is solicited by the Board of Directors

The undersigned hereby appoints R. Scott Trumbull and John J. Haines, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Franklin Electric Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time, on April 30, 2010, at 1020 S. Calhoun St., Ft. Wayne, Indiana, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND "FOR" PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Continued and to be signed on reverse side